Exhibit 10.14

LEASE BY AND BETWEEN

Middlesex Billerica 749 LLC as Landlord

and

RainDance Technologies, Inc., as Tenant

CONFIDENTIAL TREATMENT REQUESTED UNDER C.F.R. SECTIONS 200.80(b)(4), 200.83 AND 230.406. [****] INDICATES OMITTED MATERIAL THAT IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST FILED SEPARATELY WITH THE COMMISSION. THE OMITTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE COMMISSION.

TABLE OF CONTENTS

ARTICLE 1 - DEFINITIONS AND EXHIBITS		1
1.1	Definitions	1
1.2	Exhibits	4

ARTICLE 2 - PREMISES, LEASE TERM AND COMMENCEMENT OF LEASE TERM; TENANT’S WORK; LANDLORD DELIVERY OBLIGATIONS		4
2.1	Premises	4
2.2	Lease Term	4
2.3	Escrow	4
2.4	Tenant’s Work	4
2.5	Landlord Delivery Obligations	6

ARTICLE 3 - BASE RENT AND ADDITIONAL RENT		6
3.1	Base Rent	6
3.2	Additional Rent	6
3.3	Rent	8
3.4	Lease to be Deemed Net	9
3.5	Independent Covenants	9
3.6	Late Charge	9

ARTICLE 4 - SECURITY DEPOSIT		9
4.1	Security Deposit	9

ARTICLE 5 - UTILITIES AND SERVICES		11
5.1	Utilities	11
5.2	Landlord’s Services	11
5.3	Tenant’s Cleaning and Security	11

ARTICLE 6 - INSURANCE		12
6.1	Required Coverage	12
6.2	Writing and Disposition of Insurance Policies	12
6.3	Waiver of Subrogation	12
6.4	Landlord’s Insurance Covenant	13

ARTICLE 7 - TENANT’S ADDITIONAL COVENANTS		13
7.1	Performing Obligations	13
7.2	Use	13
7.3	Maintenance and Repair	13
7.4	Compliance with Laws	14
7.5	Indemnity	14
7.6	Tenant’s Property at Tenant’s Risk	14
7.7	Notice of Accidents and Adverse Events	15
7.8	Yield Up	15
7.9	Rights of Mortgagees	15
7.10	Estoppel Certificates	17

CONFIDENTIAL TREATMENT REQUESTED UNDER C.F.R. SECTIONS 200.80(b)(4), 200.83 AND 230.406. [****] INDICATES OMITTED MATERIAL THAT IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST FILED SEPARATELY WITH THE COMMISSION. THE OMITTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE COMMISSION.

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7.11	Nuisance	17
7.12	Changes and Alterations	17
7.13	Financial Statements	18
7.14	Holding Over	19

ARTICLE 8 - QUIET ENJOYMENT		19

ARTICLE 9 - DAMAGE AND EMINENT DOMAIN		19
9.1	Fire and Other Casualty	19
9.2	Eminent Domain	20

ARTICLE 10 - DEFAULTS BY TENANT AND REMEDIES		21
10.1	Tenant’s Event of Default	21
10.2	Landlord’s Remedies	21
10.3	Mitigation	22
10.4	Claims in Bankruptcy	22
10.5	Landlord’s Right to Cure Defaults	23
10.6	No Waiver	23
10.7	Default Interest	23

ARTICLE 11 - ASSIGNMENT AND SUBLETTING		24
11.1	Prohibition	24
11.2	Conditions to Consent	25
11.3	Excess Rents	25
11.4	Assignment or Sublease to an Affiliate	25
11.5	No Waiver; Tenant to Remain Liable	26
11.6	Cancellation

ARTICLE 12 - NOTICES		26

ARTICLE 13 - NOTICE OF LEASE		26

ARTICLE 14 - APPLICABLE LAW, SEVERABILITY, CONSTRUCTION		27

ARTICLE 15 - SUCCESSORS AND ASSIGNS, ETC.		27
15.1	Successors and Assigns	27
15.2	Limitation on Landlord’s Liability	27

ARTICLE 16 - LANDLORD’S ACCESS AND OTHER RESERVED RIGHTS		28

ARTICLE 17 - CONDITION OF PREMISES		28

ARTICLE 18 - WARRANTY REGARDING BROKER		29

ARTICLE 19 - HAZARDOUS MATERIALS		29

ARTICLE 20 - FORCE MAJEURE		30

CONFIDENTIAL TREATMENT REQUESTED UNDER C.F.R. SECTIONS 200.80(b)(4), 200.83 AND 230.406. [****] INDICATES OMITTED MATERIAL THAT IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST FILED SEPARATELY WITH THE COMMISSION. THE OMITTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE COMMISSION.

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ARTICLE 21 - SIGNAGE		31

ARTICLE 22 - MISCELLANEOUS		31
22.1	Rules and Regulations	31
22.2	No Merger	31
22.3	No Offer	31
22.4	Entire Agreement	31
22.5	Waiver of Jury Trial	31
22.6	Time of Essence	31
22.7	Joint and Several Liability	31
22.8	Landlord’s Review Fees	32
22.9	Confidentiality	32
22.10	Corporate Approval	32
22.11	Rules of Construction	33

ARTICLE 23 - EXTENSION PERIOD		33
23.1	Option to Extend Lease Term	33
23.2	Determination of Option Rent	34

CONFIDENTIAL TREATMENT REQUESTED UNDER C.F.R. SECTIONS 200.80(b)(4), 200.83 AND 230.406. [****] INDICATES OMITTED MATERIAL THAT IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST FILED SEPARATELY WITH THE COMMISSION. THE OMITTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE COMMISSION.

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LEASE

THIS LEASE (the “Lease”) is dated as of the 13th day of December, 2012 and is entered into by and between Landlord and Tenant named below.

NOW THEREFORE, in consideration of the mutual covenants and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

ARTICLE 1

DEFINITIONS AND EXHIBITS

1.1 Definitions. Whenever used herein, the following terms shall have the following meanings:

Commencement Date:	June 1, 2013

Landlord:	Middlesex Billerica 749 LLC, a Massachusetts limited liability company.

Address of Landlord:	c/o Calare Properties, Inc. 43 Broad Street Hudson, MA 01749

Tenant:	RainDance Technologies, Inc., a Delaware corporation

Address of Tenant:	Prior to the Commencement Date:

44 Hartwell Avenue Lexington, MA 02421 Attention: Roch Kelly

After the Commencement Date, at the Premises.

Broker(s):	NAI Hunneman—James Boudrot and Evan Gallagher

Term or Lease Term:	[****] Lease Years from the Commencement Date.

Option to Extend Term:	Two (2) options to extend the Lease Term. The first option is to extend the Term for [****] Lease Years. The second option is to extend the Term for an additional [****] Lease Years. If both options are exercised then the entire Term will be [****] Lease Years. The options must be exercised in accordance with Article 23 hereof.

CONFIDENTIAL TREATMENT REQUESTED UNDER C.F.R. SECTIONS 200.80(b)(4), 200.83 AND 230.406. [****] INDICATES OMITTED MATERIAL THAT IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST FILED SEPARATELY WITH THE COMMISSION. THE OMITTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE COMMISSION.

Lease Year:	Every successive period of twelve (12) full calendar months, beginning on the Commencement Date.

Land:	That certain real property, having an address of 749 Middlesex Turnpike, Billerica, Massachusetts, on which the Building is located. A legal description of the Land is annexed hereto as Exhibit A.

Building:	The building located on the Land, containing approximately 39,600 rentable square feet of space.

Property:	The Land and the Building, together with any and all other structures and improvements located thereon (including, without limitation, driveways, parking areas, landscaping and the like). A plan of the Property is annexed hereto as Exhibit A-1.

Premises:	The Property.

Permitted Use:	For office, light manufacturing and research facility, and ancillary uses thereto, all as described in and to the extent permitted by local zoning, and for no other purpose, subject in all cases to the Legal Requirements (as hereinafter defined).

Base Rent:	Base Rent shall be as follows:

Lease Years	Annual Base Rent	Monthly Installment
[****]	[****]	[****]
[****]	[****]	[****]
[****]	[****]	[****]
[****]	[****]	[****]
[****]	[****]	[****]
[****]	[****]	[****]
[****]	[****]	[****]
[****]	[****]	[****]
[****]	[****]	[****]

Tenant’s Proportionate Share:	100%

Security Deposit:	[****]

CONFIDENTIAL TREATMENT REQUESTED UNDER C.F.R. SECTIONS 200.80(b)(4), 200.83 AND 230.406. [****] INDICATES OMITTED MATERIAL THAT IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST FILED SEPARATELY WITH THE COMMISSION. THE OMITTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE COMMISSION.

Operating Expenses:	Collectively, the Impositions (as defined below), insurance premiums incurred by Landlord pursuant to Section 6.5 and the aggregate expenses incurred by Landlord to perform the following repair and maintenance obligations in accordance with Section 5.2: landscaping, snow removal, parking lot, roof, exterior walls, skylights and all structural elements of the Building, insurance costs, parking area lighting, a management fee equal to [****] of Base Rent, and capital expenditures made by Landlord, the cost of which capital expenditures shall be amortized over the useful life of the applicable capital item in accordance with GAAP, and at a market rate interest rate. The following items shall be excluded from “Operating Expenses”: (a) payments with respect to any mortgages or other financing arrangements; (b) overhead and profit increment paid to subsidiaries or affiliates of Landlord for services, to the extent only that the costs of such services exceed competitive costs of such services were they not so rendered by a subsidiary or affiliate; (c) repair, replacements and general maintenance paid by proceeds of insurance or by Tenant or other third parties; (d) depreciation; (e) leasing commissions; (f) costs incurred, in excess of the deductible, in connection with repairs or other work needed to the Building because of fire, windstorm, or other casualty or cause insured against by Landlord; (g) any costs, fines or penalties incurred because Landlord violated any governmental rule or authority; (h) reserves; (i) costs associated with the operation of the business of the partnership or entity which constitutes the Landlord, as the same are distinguished from the costs of operation of the Premises; (j) costs incurred to comply with laws relating to the removal of Hazardous Materials (as defined below);.

Impositions:	All general and special taxes, including existing and future assessments for road, sewer, utility, business improvement or management districts and other local improvements, and license and permit fees, and other governmental and quasi-governmental charges of any kind and nature whatsoever, which may be charged, assessed, or imposed upon all or any portion of the Property, as well as Landlord’s reasonable out of pocket costs incurred in connection with seeking a reduction of the same, provided that Tenant has first approved such action, such approval not to be unreasonably withheld, conditioned or delayed, and Landlord keeps Tenant informed during such action and Landlord agrees not to settle such action with respect to any Impositions allocable to the Term, without Tenant’s approval, such approval not to be unreasonably withheld, conditioned or delayed. If there is any change in the system(s) of taxation which is in substitution of or in addition to the present system(s), such substitution and/or additional systems shall also be included in “Impositions”. Impositions shall not include any federal, state or local income, franchise, gift, capital levy, transfer, excess profits, estate, inheritance or succession taxes. Impositions shall be reduced by actual tax abatements or other similar reductions, less Landlord’s reasonable out of pocket costs incurred in connection therewith as aforesaid. Nothing herein shall be deemed to obligate Landlord to seek a reduction in Impositions.

CONFIDENTIAL TREATMENT REQUESTED UNDER C.F.R. SECTIONS 200.80(b)(4), 200.83 AND 230.406. [****] INDICATES OMITTED MATERIAL THAT IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST FILED SEPARATELY WITH THE COMMISSION. THE OMITTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE COMMISSION.

1.2 Exhibits. The exhibits listed in this Section and attached to this Lease are incorporated by reference and are a part of this Lease.

Exhibit A:	Description of the Land
Exhibit A-1:	Plan of the Property (a/k/a the Premises)
Exhibit B:	Rules and Regulations
Exhibit C:	Form of Letter of Credit

ARTICLE 2

PREMISES, LEASE TERM AND COMMENCEMENT OF LEASE TERM; TENANT’S

WORK; LANDLORD DELIVERY OBLIGATIONS

2.1 Premises. Landlord hereby leases to Tenant the Premises, subject to and with the benefit of the terms, covenants, conditions and provisions of this Lease. Tenant shall have access to the Premises twenty four hours a day, seven days a week, three hundred and sixty five (or three hundred and sixty six, as applicable) days a year.

2.2 Lease Term. Subject to Section 2.3, TO HAVE AND TO HOLD the Premises for the Lease Term commencing on the Commencement Date, subject to the terms, covenants, agreements and conditions contained in this Lease.

2.3 Escrow; Identity of Landlord. Upon execution of this Lease by Landlord and Tenant, this Lease shall be placed into escrow pursuant to a mutually satisfactory escrow agreement between Landlord and Tenant. This Lease shall be held in such escrow pending Landlord’s acquisition of the Property; provided that this Lease shall not be of any force or effect if Landlord fails to acquire the Property on or before January 31, 2013, subject to extension by Tenant in Tenant’s sole discretion. Upon acquisition of the Property by Landlord, provided that Tenant has not previously elected to terminate this Lease as provided herein, the parties shall date the Lease and the Lease shall be released from escrow and deemed in full force and effect.

2.4 Tenant’s Work; Early Access; Landlord’s Contribution. Aside from Landlord’s obligations under Section 2.5 below, Tenant shall be responsible to perform, at its sole cost and expense, all work required to permit Tenant to open the Premises for business (the “Tenant’s Work”). As of the date of this Lease, Tenant intends to perform the following items of work as part of Tenant’s Work: (a) cosmetic changes of paint, carpet and possibly wallpaper or fabric panels in the office area, (b) within the area known as the “Pilot Plant” by the existing tenant, Tenant anticipates building some “manufacturing”-type rooms that would consist of walls, VCT flooring and acoustical tile ceilings, as well as installation of a cooling unit as mentioned in Section 2.5 below, (c) installation of modular/cubicle-type low walls that will be installed to create controlled inventory storage areas, and (d) data and electrical wiring additions/changes.

CONFIDENTIAL TREATMENT REQUESTED UNDER C.F.R. SECTIONS 200.80(b)(4), 200.83 AND 230.406. [****] INDICATES OMITTED MATERIAL THAT IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST FILED SEPARATELY WITH THE COMMISSION. THE OMITTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE COMMISSION.

The walls described will likely be affixed to existing walls or be freestanding and would be moveable in nature. Subject to Landlord’s right to review plans for Tenant’s Work as provided herein, Landlord hereby approves the foregoing described work. The Tenant’s Work shall be performed in compliance with the applicable terms of this Lease, including without limitation Section 7.12 of this Lease.

Landlord shall allow Tenant to access the Premises upon release of this Lease from the escrow agreement, for the purpose of beginning the Tenant’s Work and for the purpose of installing furniture, phone systems, and equipment. Such early access shall be on all the terms and conditions of the Lease, provided, however, that as to any portion of such early access that may occur prior to the Commencement Date, there shall not be any obligation to pay Rent (other than payments for utilities consumed at the Premises by Tenant and snow plowing expenses incurred by Landlord, which obligations shall commence upon commencement of Tenant’s Work).

Landlord shall provide to Tenant a construction allowance (the “Construction Allowance”) equal to the lesser of (a) [****] or (b) the hard and soft costs of the design and performance of the Tenant’s Work, as evidenced by copies of paid receipts for such work. The Construction Allowance shall not be used for Tenant’s furniture, equipment, personal property, or trade fixtures. All of Tenant’s Work must be substantially completed, and all items to be provided to Landlord pursuant to the next paragraph below must be provided, within one (1) year from the Commencement Date in order for Landlord’s obligations with respect to the Construction Allowance to apply. Landlord and Tenant acknowledge that a portion of the Base Rent includes an amortization [****] of the Construction Allowance over the initial Term at a [****] annual rate of interest. In the event that the actual Construction Allowance used by Tenant is less than such full amount, the Base Rent in Section 1.1 for the first two Lease Years shall be adjusted to reflect such lesser amount amortized over such period at such interest rate.

Subject to the terms and conditions of this Lease, Landlord shall pay the Construction Allowance to Tenant for the purpose of financing the Tenant’s Work. As conditions to Tenant’s right to receive the Construction Allowance: (i) Tenant shall not be in default (beyond applicable notice and grace periods) under the Lease; (ii) the Lease shall be in full force and effect; (iii) the Tenant’s Work shall be, in Landlord’s reasonable discretion, substantially complete; and (iv) Tenant shall furnish to Landlord: (A) a Certificate of Occupancy respecting the Premises; and (B) such evidence as Landlord may reasonably require to evidence that all persons furnishing or supplying labor and materials in connection with the construction of the Tenant’s Work, or in the case of completion of a portion of the Tenant’s Work, have been paid and that no lien exists of record with respect thereto. Landlord shall fund the Construction Allowance within thirty (30) days from Tenant’s written request for the same provided that Tenant has complied with the requirements set forth in the preceding sentence. Upon paying the full amount of the Construction Allowance to Tenant in accordance with the provisions hereof, Landlord shall have no further obligation to extend any credit to Tenant.

CONFIDENTIAL TREATMENT REQUESTED UNDER C.F.R. SECTIONS 200.80(b)(4), 200.83 AND 230.406. [****] INDICATES OMITTED MATERIAL THAT IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST FILED SEPARATELY WITH THE COMMISSION. THE OMITTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE COMMISSION.

2.5 Landlord’s Delivery Obligations. On the Commencement Date, Landlord shall deliver the Building broom clean (provided, however, Landlord shall not be responsible for any debris that may have been generated by the Tenant’s Work), free of all grape plants on the Premises with the affected area restored to grass, with the parking areas seal coated and restriped and with the base building mechanical systems in good operating condition. In addition, Landlord shall give Tenant a construction allowance of [****], for Tenant to install a cooling unit mounted on the roof, to cool the approximately 4,500 square foot so-called “Pilot Plant” area (such allowance, the “Cooling Unit Allowance”). Landlord shall pay such allowance to Tenant within ten (10) business days after Tenant sends a demand therefor to Landlord, provided that at the time of such demand (a) Tenant has completed said work, and (b) obtained a certificate of occupancy for the Premises, and (c) the Rent Commencement Date has occurred. The Cooling Unit Allowance is separate from the Construction Allowance and shall have no impact on Tenant’s financial obligations under this Agreement. Landlord shall, at Landlord’s sole cost, remove the names of previous occupants on the external signage at the Property related to previous occupants. Landlord makes no representations or warranties of any kind that the existing placement, size, location, or other attributes of the signage at the Premises will be permitted to continue following Landlord’s acquisition of the Premises, as several variances and special permits relating to signage at the Premises expressly provide that such variances/special permits are specific to the applicant and do not run with the land. Pursuant to Section 21 hereof, Tenant shall be permitted to have such signage as local code will allow (subject to Landlord’s reasonable consent as more particularly discussed in Section 21). Following the Commencement Date, the maintenance to the base building mechanical systems shall be performed in accordance with Sections 5.2 and 7.3 of this Lease.

ARTICLE 3

BASE RENT AND ADDITIONAL RENT

3.1 Base Rent. Tenant covenants and agrees to pay, during the Lease Term, to Landlord, or to such other person as Landlord by written notice instructs Tenant to make such payments for Landlord’s benefit and account, without demand (except as otherwise herein specifically provided), at the Address of Landlord set forth in Section 1.1 or at such other place as Landlord may by written notice to Tenant direct, commencing with the Commencement Date, the Base Rent in equal monthly installments, in advance. The Base Rent shall be paid on the first day of each full calendar month of the Lease Term, and pro rata for any portion of a calendar month included at the beginning or end of the Lease Term, 1/30 of a monthly payment being due for each day of a partial month, payable on the first day of such month or partial month.

3.2 Additional Rent. Commencing on the Commencement Date, Tenant shall pay to Landlord, as Additional Rent, Tenant’s Proportionate Share of the “Operating Expenses” pursuant to the terms set forth herein.

(a) Prior to the Commencement Date, and thereafter within one hundred twenty (120) days (or as soon thereafter as possible) following the end of each calendar year included in whole or in part in the Lease Term, Landlord shall deliver to Tenant Landlord’s good faith estimate of the Operating Expenses for the current year of the Lease Term. Following receipt of Landlord’s estimate, Tenant shall pay to Landlord on the first day of each calendar month thereafter, as Additional Rent, an amount equal to 1/12th of Tenant’s Proportionate Share applicable thereto of the amount shown in Landlord’s estimate.

CONFIDENTIAL TREATMENT REQUESTED UNDER C.F.R. SECTIONS 200.80(b)(4), 200.83 AND 230.406. [****] INDICATES OMITTED MATERIAL THAT IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST FILED SEPARATELY WITH THE COMMISSION. THE OMITTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE COMMISSION.

(b) Within one hundred twenty (120) days after the end of each calendar year or portion thereof included in the Lease Term, Landlord shall deliver to Tenant a statement setting forth the actual Operating Expenses for the immediately preceding calendar year. If the total estimated amount paid for Operating Expenses by Tenant for such preceding calendar year or portion thereof during the Term exceeds the actual amount due therefor as shown on Landlord’s statement, the excess shall be credited against the monthly installment of Additional Rent next due (or refunded to Tenant within thirty (30) days if the Lease Term has expired). If the total estimated amount paid by Tenant for any preceding year or portion thereof during the Lease Term is less than the actual amount due therefor as shown on Landlord’s statement, then Tenant shall pay the difference to Landlord within thirty (3 0) days after receipt of such statement from Landlord. Tenant’s and Landlord’s rights and obligations under this Section 3.2 with respect to the last calendar year, or portion thereof, included in the Lease Term shall survive the expiration or sooner termination of this Lease. For purposes of calculating Tenant’s Proportionate Share of Operating Expenses, a year shall mean a calendar year except the first year, which shall begin on the Commencement Date, and the last year, which shall end on the expiration of this Lease. From time to time Landlord may reasonably re-estimate the Operating Expenses to be due by Tenant and deliver a copy of the re-estimate to Tenant. Thereafter, the monthly installments of Operating Expenses shall be appropriately adjusted in accordance with the new estimations so that, by the end of the calendar year in question, Tenant shall have paid all of the Operating Expenses for such calendar year as reasonably estimated by Landlord.

(c) Provided that Tenant shall have first paid all amounts due and payable by Tenant pursuant to this Section 3.2, within ninety (90) days after receiving Landlord’s statement of actual Operating Expenses for a particular calendar year, Tenant shall have the right to provide Landlord with written notice (the “Review Notice”) of its intent to audit Landlord’s books and records relating to the Operating Expenses for such calendar year. Within ten (10) business days after receipt of a timely Review Notice, Landlord shall make such books and records available to Tenant or Tenant’s agent for its audit at either Landlord’s office or at the Property, provided that if Tenant retains an agent to audit Landlord’s books and records for any calendar year, such agent must be a certified public accountant licensed to do business in the state in which the Property is located and must not be compensated on a contingent fee basis. Tenant shall be solely responsible for any and all costs, expenses and fees incurred by Tenant or Tenant’s agent in connection with such audit. If Tenant elects to audit Landlord’s books and records, within thirty (30) days after such books and records are made available to Tenant, Tenant shall have the right to give Landlord written notice stating in reasonable detail any objection to Landlord’s statement of actual Operating Expenses for such calendar year. If Tenant fails to give Landlord written notice of objection within such ninety (90) day period or fails to provide Landlord with a Review Notice within the thirty (30) day period provided above, Tenant shall be deemed to have approved Landlord’s statement of Operating Expenses in all respects and shall thereafter be barred from raising any claims with respect thereto. Upon Landlord’s receipt of a timely objection notice from Tenant, Landlord and Tenant shall work together in good faith to resolve the discrepancy between Landlord’s statement and Tenant’s

CONFIDENTIAL TREATMENT REQUESTED UNDER C.F.R. SECTIONS 200.80(b)(4), 200.83 AND 230.406. [****] INDICATES OMITTED MATERIAL THAT IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST FILED SEPARATELY WITH THE COMMISSION. THE OMITTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE COMMISSION.

audit. If the parties are unable to resolve any dispute within sixty (60) days after Landlord’s receipt of the results of the audit, either party may refer the decision of the issues raised to a reputable independent firm of certified public accountants, selected by Landlord and approved by Tenant, which approval shall not be unreasonably withheld or delayed as long as such certified public accounting firm has not performed services for either party in the prior ten years and has experience reviewing operating expense statements and records for comparable properties. The decision of such accountants shall be conclusively binding upon the parties. The fees and expenses involved in such decision shall be borne by the unsuccessful party (and if both parties are partially successful, such fees and expenses shall be apportioned between Landlord and Tenant in inverse proportion to the amount by which such decision is favorable to each party).If Landlord and Tenant determine that Operating Expenses for the calendar year in question are less than reported, Landlord shall forthwith provide Tenant with a credit against future Rent in the amount of any overpayment by Tenant (or refund such amount to Tenant within thirty (30) days if the Lease Term has expired), provided that if such overstatement exceeds [****], Landlord shall reimburse Tenant its costs of the audit. Likewise, if Landlord and Tenant determine that Operating Expenses for the calendar year in question are greater than reported, Tenant shall pay to Landlord within thirty (30) days the amount of underpayment by Tenant. Any information obtained by Tenant pursuant to the provisions of this Section shall be treated as confidential. Tenant shall have the right to perform such review or audit of the Landlord’s books, records and documents as provided for herein not more than once during each calendar year.

(d) Although “Impositions” are included in the definition of “Operating Expenses”, Landlord reserves the right to administer Impositions on a Tax Year basis rather than a calendar year basis. If Landlord makes such election then, Impositions shall continue to be administered in accordance with all the foregoing terms and provision of this Section 3.2, except that as to Impositions only, all references to “calendar year” shall be deemed changed to “Tax Year”. In the event of such an election, all other Operating Expenses shall continue to be administered on a calendar year basis. The term “Tax Year” means a twelve (12) month period beginning July 1 and ending June 30, or such other period as may be utilized by Landlord from time to time for accounting purposes in connection with Impositions.

In addition to the foregoing, if and to the extent that Impositions are required to be paid in advance on a quarterly, semi-annual or annual basis for any Tax Year to avoid a penalty or a late charge, then Landlord may elect to bill Tenant for a such Impositions on a quarterly, semi-annual or annual basis, as the case may be, and Tenant’s installments on account thereof shall be due in its entirety within thirty (30) days thereafter in lieu of monthly payments as hereinabove provided.

3.3 Rent. References in this Lease to “Rent” or “rent” shall be deemed to include both Base Rent and Additional Rent when the context so allows. All monetary obligations of Tenant under this Lease, except for the obligation to pay Base Rent, shall be deemed obligations to pay Additional Rent.

CONFIDENTIAL TREATMENT REQUESTED UNDER C.F.R. SECTIONS 200.80(b)(4), 200.83 AND 230.406. [****] INDICATES OMITTED MATERIAL THAT IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST FILED SEPARATELY WITH THE COMMISSION. THE OMITTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE COMMISSION.

3.4 Lease to be Deemed Net. This Lease shall be deemed and construed to be a triple net lease, and Tenant shall accordingly pay to Landlord, on a triple net basis, the Base Rent and Additional Rent, free of any off-sets or deductions of any kind, except as otherwise expressly provided herein. Without limiting the foregoing, in the event of any dispute regarding whether any amount is owed to Landlord pursuant to the terms of this Lease, the amount claimed by Landlord shall be paid to Landlord pending resolution of such dispute, and failure to pay such amount shall constitute a default hereunder. Landlord’s obligations under this Lease shall be limited solely to the specific, express obligations set forth herein and all other matters affecting the Premises (or the Property, as the case may be) or Tenant’s use thereof shall be the obligation of Tenant.

3.5 Independent Covenants. As a material inducement for Landlord and Tenant to enter into this Lease, both Landlord and Tenant acknowledge and agree that this Lease shall be construed as though the covenants herein between Landlord and Tenant are completely independent and not dependent and Tenant hereby expressly waives the benefit of any currently existing or hereinafter enacted statute or caselaw to the contrary and agrees that, except as otherwise expressly set forth herein, if Landlord fails to perform its obligations set forth herein, Tenant shall not be entitled to make any repairs or perform any acts hereunder at Landlord’s expense or to any setoff of the Rent or other amounts owing hereunder against Landlord or terminate this Lease as a result of Landlord’s failure to perform or refraining from performing any covenant or obligation of Landlord hereunder, and that Tenant’s sole and exclusive remedy shall be to bring a suit for money damages against Landlord.

3.6 Late Charge. Tenant agrees that if any monthly installment of Base Rent or Additional Rent or any other sum is not paid within five (5) business days of the date due more than once in any Lease Year, a late charge shall be imposed in an amount equal to [****] of the unpaid monthly installment(s) of Rent and Additional Rent or other payment. The amount of the late charge to be paid by Tenant shall be reassessed and added to Tenant’s obligation for each successive monthly period until paid. The provisions of this Section shall in no way relieve Tenant of the obligation to pay the monthly installment(s) of Base Rent or Additional Rent or other payments on or before the date on which they are due, nor do the terms of this Section in any way affect Landlord’s remedies pursuant to Article 10 in the event said monthly installment(s) of Base Rent, Additional Rent or other payment is unpaid after the date due.

ARTICLE 4

SECURITY DEPOSIT

4.1 Security Deposit. Upon the release of this Lease from escrow, Tenant shall deliver to Landlord a security deposit in the amount shown as “Security Deposit” in Article 1.1. Except as provided for in this Section 4.1, Landlord shall hold the same throughout the Lease Term as security for the performance by Tenant of all obligations on the part of Tenant hereunder. The Security Deposit is not an advance payment of Rent or a measure or limit of Landlord’s damages upon an Event of Default (defined in Article 10.1). Tenant’s obligation to provide the Security Deposit in accordance with this Article 4 shall be satisfied by Tenant delivering to Landlord an Irrevocable Standby Letter of Credit (the “Original Letter of Credit”) which shall be (1) in the

CONFIDENTIAL TREATMENT REQUESTED UNDER C.F.R. SECTIONS 200.80(b)(4), 200.83 AND 230.406. [****] INDICATES OMITTED MATERIAL THAT IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST FILED SEPARATELY WITH THE COMMISSION. THE OMITTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE COMMISSION.

form attached hereto as Exhibit C; (2) issued by a bank reasonably acceptable to Landlord upon which presentation may be made in Massachusetts or by facsimile; (3) in the amount of the Security Deposit; and (4) for a term of one (1) year, subject to the following provisions of this Section. The Original Letter of Credit and any Substitute Letter(s) of Credit and Additional Letter(s) of Credit (as such terms are defined hereinbelow) are referred to herein collectively and respectively as the “Letter of Credit.”

The Letter of Credit shall be automatically renewable in accordance with terms of Exhibit C so as to expire no earlier than sixty (60) days following the Lease expiration date; provided, however, that Tenant shall be required to deliver to Landlord a new letter of credit satisfying the conditions set forth in this Section (the “Substitute Letter of Credit”) on or before the date thirty (30) days prior to the expiration of the term of the Letter of Credit then in effect if the issuer of such Letter of Credit gives notice of its election not to renew such Letter of Credit for any additional period pursuant thereto. If Landlord conveys Landlord’s interest under this Lease, the Letter of Credit, or any part thereof not previously applied, shall be turned over by Landlord to Landlord’s grantee, and, if so turned over, Tenant agrees to look solely to such grantee for proper application of the Security Deposit in accordance with the terms of this Section 4.1 and the return thereof in accordance herewith. Landlord’s Mortgagee shall not be responsible to Tenant for the return or application of any such Letter of Credit, whether or not it succeeds to the position of Landlord hereunder, unless such Letter of Credit shall have been received in hand by such Mortgagee. Landlord shall pay any and all fees that may be charged by the Letter of Credit issuer in order to transfer the Letter of Credit from the undersigned Landlord to a subsequent Landlord.

In the event that Tenant is in default, beyond the expiration of any applicable grace periods, of its obligations under this Lease, then the Landlord shall have the right, at any time after such event to (1) draw down from said Letter of Credit the amount necessary to cure such default; or (2) if such default cannot reasonably be cured by the expenditure of money, to exercise all rights and remedies Landlord may have on account of such default and to draw down from said Letter of Credit the amount which, in Landlord’s reasonable opinion, is necessary to satisfy Tenant’s liability on account thereof. In the event of any such draw by the Landlord, Tenant shall, within fifteen (15) business days of written demand therefor, deliver to Landlord an additional Letter of Credit satisfying the foregoing conditions (the “Additional Letter of Credit”), except that the amount of such Additional Letter of Credit shall be the amount of such draw. Failure by Tenant to timely deliver to Landlord such Additional Letter of Credit shall be a default not susceptible of cure, entitling Landlord to exercise any and all remedies hereunder on account thereof.

In the event Tenant fails timely to deliver to Landlord a Substitute Letter of Credit then Landlord shall have the right, at any time after such event, without giving any further notice to Tenant, to draw down the Letter of Credit and to hold the proceeds thereof (the “Security Proceeds”) in accordance with this Section. If Landlord draws down the Letter of Credit pursuant to this Section, then:

CONFIDENTIAL TREATMENT REQUESTED UNDER C.F.R. SECTIONS 200.80(b)(4), 200.83 AND 230.406. [****] INDICATES OMITTED MATERIAL THAT IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST FILED SEPARATELY WITH THE COMMISSION. THE OMITTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE COMMISSION.

(1) Such draw and Landlord’s right to hold the Security Proceeds pursuant to this Section shall be Landlord’s sole remedy based on Tenant’s failure to timely deliver a Substitute Letter of Credit as required hereunder; and

(2) Upon the expiration or prior termination of the Lease Term, Landlord shall return to Tenant any Security Proceeds then being held by Landlord, to the extent that any such Security Proceeds exceed the amounts then due from Tenant to Landlord.

To the extent that Landlord has not previously drawn upon any Letter of Credit or Security Proceeds (collectively, the “Collateral”) held by Landlord, Landlord shall return such Collateral to Tenant within thirty (3) days after the expiration of the Lease Term.

ARTICLE 5

UTILITIES AND SERVICES

5.1 Utilities. At such time as Tenant first takes early access for the performance of Tenant’s Work pursuant to Section 2.4 hereof, Tenant shall make arrangements with appropriate utility or service companies for its own service for all utilities and/or services and Tenant shall promptly pay all costs with respect to same, such payments to be made directly to the utility or service provider or to the appropriate party charged with collecting the same, the foregoing to include all charges for such utilities or services. Landlord shall be under no obligation to furnish any utilities or services to the Premises and shall not be liable for any interruption or failure in the supply of any such utilities or services to the Premises, except to the extent caused by the negligence or willful misconduct of Landlord or its agents, employees or contractors. In no event shall Tenant’s connected electrical load in the Premises exceed the Building’s electrical specifications.

5.2 Landlord’s Services. Landlord, during the Lease Term, shall provide (or contract for the provision of) the following services, the cost of which shall be included in the Operating Expenses (nothing in the following prevents Landlord from providing, in its sole discretion, services in addition to the following):

(i) the repair and maintenance of the structural components of the Premises including the structural walls, concrete floors, roof and skylights (but specifically excluding all other glass, interior and exterior), sufficient to maintain the Building in its current condition;

(ii) the repair and maintenance of the parking areas, driveways, landscaping and walkways located on the Land (including, without limitation, the removal of snow and ice) and all utilities, pipes, cables and lines serving the Premises but located outside of the Building; and

(iii) any other services of Landlord expressly and specifically provided for in this Lease.

5.3 Tenant’s Cleaning and Security. Tenant shall be solely responsible, at Tenant’s sole cost and expense, for providing regular janitorial services for the interior portions of the Premises and waste removal/recycling services. Tenant shall also be solely responsible, at Tenant sole cost

CONFIDENTIAL TREATMENT REQUESTED UNDER C.F.R. SECTIONS 200.80(b)(4), 200.83 AND 230.406. [****] INDICATES OMITTED MATERIAL THAT IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST FILED SEPARATELY WITH THE COMMISSION. THE OMITTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE COMMISSION.

and expense, for security for the Premises, but if it does so, then such security shall be provided by licensed security companies reasonably satisfactory to Landlord and the provision of services shall be satisfactory to Landlord in all respects, and Tenant shall bear the cost of providing such security. Tenant shall also provide pest control services.

ARTICLE 6

INSURANCE

6.1 Required Coverage. Tenant covenants and agrees with Landlord that during the Lease Term the following insurance shall be obtained by Tenant and carried at Tenant’s sole expense:

(a) Tenant’s commercial general liability insurance insuring and indemnifying Tenant, Landlord, and Landlord’s Mortgagee against liability for injury to persons and damage to property which may be claimed to have occurred upon the Premises or the sidewalks, ways and other real property adjoining said Premises with limits of at least $3,000,000 for property damage, $3,000,000 for injury or death of one person, and $5,000,000 for injury or death of more than one person in any single accident.

(b) All policies of insurance required hereunder shall be procured by Tenant from responsible insurance companies licensed to do business in Massachusetts with an A.M. Best Rating at A or better.

(c) Worker’s Compensation covering all Tenant’s employees working at the Premises.

(d) Such additional insurance (including, without limitation, business interruption insurance) as Landlord or Landlord’s Mortgagee shall reasonably require, provided that such insurance is in an amount and of the type customarily carried in the state in which the Property is located by prudent occupants of similar property.

6.2 Writing and Disposition of Insurance Policies. All insurance required under Section 6.1 above shall be written with companies reasonably satisfactory to Landlord and in forms customarily in use from time to time in the market area of the Property. Tenant shall furnish Landlord with certificates of said policies, and said policies, if appropriate, shall (i) name Landlord and Landlord’s Mortgagee as additional insureds, as their respective interests may appear, and (ii) provide that the coverage thereunder may not lapse or be cancelled without thirty (30) days prior written notice to Landlord, Landlord’s Mortgagee and Tenant.

6.3 Mutual Waiver of Subrogation. Landlord and Tenant each hereby releases the other, its officers, directors, employees and agents, from any and all liability or responsibility (to the other or anyone claiming through or under them by way of subrogation or otherwise) for any loss or damage to property covered by insurance which either party is required to maintain under this Lease or such actual amount of insurance carried by such party, whichever is greater, even if such loss or damage shall have been caused by the fault or negligence of the other party, or anyone for whom such party may be responsible. Landlord and Tenant each agrees that any fire and extended coverage insurance policies will include a clause or endorsement denying to the insurer the right to recover from the other party by way of subrogation or otherwise.

CONFIDENTIAL TREATMENT REQUESTED UNDER C.F.R. SECTIONS 200.80(b)(4), 200.83 AND 230.406. [****] INDICATES OMITTED MATERIAL THAT IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST FILED SEPARATELY WITH THE COMMISSION. THE OMITTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE COMMISSION.

6.4 Blanket Policies. Nothing contained herein shall prevent Tenant from taking out insurance of the kind and in the amounts provided for herein under a blanket insurance policy or policies covering properties other than the Premises, provided however, that any such policy or policies of blanket insurance (a) shall specify therein, or Tenant shall furnish Landlord with the written statement from the insurers under such policy or policies specifying the amount of the total insurance allocated to the Premises, which amounts shall not be less than the amounts required herein, and (b) amounts so specified shall be sufficient to prevent any of the insureds from being a co-insurer within the terms of the applicable policy or policies, and provided further, however, that any such policy or policies of blanket insurance shall, as to the Premises, otherwise comply as to endorsements and coverage with the provisions herein.

6.5 Landlord’s Insurance Covenant. Landlord covenants and agrees that, during the Lease Term, it shall obtain (a) commercial general liability insurance in an amount and with coverages at least equal to Tenant’s under Section 6.1(a) above, and (b) all risk insurance against damage by fire or other casualty in an amount at least equal to the replacement cost of the Premises as determined from time to time by Landlord or (at Landlord’s election or upon Tenant’s request, made at the expense of Tenant) by appraisal by an accredited insurance appraiser approved by Landlord. Tenant’s Proportionate Share of the cost of such insurance shall be paid by Tenant as an Operating Expense in accordance with Section 3.2 hereof.

ARTICLE 7

TENANT’S ADDITIONAL COVENANTS

Tenant covenants and agrees during the Lease Term and such further time as Tenant occupies the Premises or any part thereof:

7.1 Performing Obligations. To perform fully, faithfully and punctually all of the obligations of Tenant set forth in this Lease; and to pay when due Rent and all charges, rates and other sums which by the terms of this Lease are to be paid by Tenant.

7.2 Use. To use the Premises only for the Permitted Use, and for no other purpose. Nothing in the foregoing constitutes a representation or warranty by Landlord that such use complies with Legal Requirements.

7.3 Maintenance and Repair. At Tenant’s expense, and except for reasonable wear and tear and damage from fire or other casualty, to keep the Premises, including, without limitation, all interior and exterior glass, but excluding skylights and such other portions of the Premises as are to be maintained by Landlord pursuant to section 5.2 hereof, in as good condition, order and repair as the same are at the Commencement Date or such better conditions as they thereafter may be put, and to arrange for, or enter into contracts regarding the provision of such services as are necessary to do so including, without limitation, the removal of rubbish, and replacement of all light bulbs and ballasts as necessary. Such maintenance and repair obligations shall include, without limitation, the following systems and equipment: security, life safety/sprinkler,

CONFIDENTIAL TREATMENT REQUESTED UNDER C.F.R. SECTIONS 200.80(b)(4), 200.83 AND 230.406. [****] INDICATES OMITTED MATERIAL THAT IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST FILED SEPARATELY WITH THE COMMISSION. THE OMITTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE COMMISSION.

telecommunications, water treatment, DI water, HVAC systems, interior lighting, internal gas cylinder, fume hood maintenance and calibration. Without limiting the foregoing, Tenant shall obtain and maintain, at Tenant’s sole cost, an HVAC maintenance contract that is acceptable to Landlord, such acceptance not to be unreasonably withheld, conditioned or delayed.

7.4 Compliance with Laws. The term “Legal Requirements” means all present and future laws, ordinances, orders, rules, regulations and requirements of all federal, state and municipal governments, departments, commissions, boards and officials, foreseen and unforeseen, ordinary as well as extraordinary, which may be applicable to the Premises or to Tenant’s use, occupancy or presence in or at the Premises, including without limitation the Americans with Disabilities Act. Tenant shall comply promptly with all Legal Requirements applicable to Tenant’s particular use and occupancy of the Premises and any alterations performed by Tenant, including any Legal Requirements triggered by the construction of, or other aspects of, the Tenant’s Work or Tenant’s Alterations. Landlord shall be solely responsible for any failure of the Building and the Premises to comply with Legal Requirements in effect on the Commencement Date and any changes thereto during the Term, except to the extent such compliance is Tenant’s obligation under the immediately prior sentence.

7.5 Indemnity. Without limiting any other provisions hereof, but subject to the provisions of Section 6.3 hereof, Tenant agrees to defend, protect, indemnify and save Landlord and its partners, affiliates, officers, agents, servants and employees and Landlord’s management, leasing and redevelopment agents from and against all liability to third parties arising out of the use of the Premises or the acts or omissions of Tenant or its servants, agents, employees, contractors, suppliers, workers or invitees. To the extent not prohibited by law and subject to the waiver of subrogation contained in Section 6.3, Landlord and its partners, affiliates, officers, agents, servants and employees shall not be liable for any damage either to person, property or business resulting from the loss of the use thereof sustained by Tenant or by other persons due to the Premises or any part thereof or any appurtenances thereto becoming out of repair, or due to the happening of any accident or event in or about the Premises, or due to any other person, unless caused by the negligence or willful misconduct of Landlord or its agents, employees or contractors. This provision shall apply particularly, but not exclusively, to damage caused by gas, electricity, snow, ice, frost, steam, sewage, sewer gas or odors, fire, water or by the bursting or leaking of pipes, faucets, sprinklers, plumbing fixtures and windows, and except as provided above, shall apply without distinction as to the person whose act or neglect was responsible for the damage and shall apply whether the damage was due to any of the causes specifically enumerated above or to some other cause of an entirely different kind. Tenant further agrees that all personal property upon the Premises, or upon loading docks, recovering and holding areas, or freight elevators of the Building, shall be at the risk of Tenant only, and that Landlord shall not be liable for any loss or damage thereto or theft thereof unless caused by the negligence or willful misconduct of Landlord or its agents, employees or contractors.

7.6 Tenant’s Property at Tenant’s Risk. All personal property, equipment, inventory and the like from time to time upon the Premises, as well as all Tenant’s Work and Alterations (regardless of whether Landlord has the right to require such Tenant’s Work and Alterations to remain at the Premises upon the expiration or sooner termination of this Lease), shall be at the

CONFIDENTIAL TREATMENT REQUESTED UNDER C.F.R. SECTIONS 200.80(b)(4), 200.83 AND 230.406. [****] INDICATES OMITTED MATERIAL THAT IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST FILED SEPARATELY WITH THE COMMISSION. THE OMITTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE COMMISSION.

sole risk of Tenant; and that Landlord shall not be liable for any damage which may be caused to such property or the Premises or to any person for any reason including, without limitation, the bursting or leaking of or condensation from any plumbing, cooling or heating pipe or fixture. However, if the foregoing damage is caused by the negligence or willful misconduct of Landlord or its agents, employees or contractors, then Rent shall abate accordingly until the same is cured.

7.7 Notice of Accidents and Adverse Events. Tenant shall give notice to Landlord, promptly after Tenant learns thereof, of any accident, emergency, or occurrence which might materially adversely affect the Premises, or for which Landlord might be responsible for repairs. Without limiting the foregoing, Tenant shall promptly notify Landlord of any material water leak in or about the Premises of which it becomes aware, even if Tenant believes that such leak has been contained. Notwithstanding anything in this Lease to the contrary, but subject to Section 6.3, Tenant shall be responsible for the cost of any and all damage to the Premises that is caused by Tenant, or its employees, agents, contractors or invitees, reasonable wear and tear and damage by fire or casualty or taking excepted.

7.8 Yield Up. At the termination of the Lease Term, peaceably to yield up the Premises clean and in good order, repair and condition, and in conformance with all Legal Requirements, reasonable wear and tear and damage by fire or casualty or taking excepted, and to deliver to Landlord all keys to the Premises or any part thereof. Any alteration, addition or improvement in, on, or to the Premises made or installed by Tenant shall become a part of the realty and belong to Landlord without compensation to Tenant upon the expiration or sooner termination of the Lease Term, at which time title shall pass to Landlord under this Lease as if by a bill of sale, unless Landlord elects otherwise and notifies Tenant at any time prior to the expiration of the Lease Term to remove any such tenant improvements upon Lease expiration. Notwithstanding the foregoing, if Tenant requests in writing prior to doing such alteration, addition or improvement, then Landlord will state in writing whether such alteration, addition or improvement must stay or be removed at the end of the Term. Landlord hereby agrees that, Tenant shall not be required to remove Tenant’s Work as described above in Section 2.4 at the end of the Term. Notwithstanding the foregoing, any and all trade equipment (including but not limited to manufacturing and processing equipment), trade fixtures, furniture, free standing and other moveable walls, data lines, inventory and business equipment shall remain Tenant’s property and shall be removed by Tenant at the expiration or earlier termination of this Lease. At the time of yield up, Tenant and Landlord shall cooperate to communicate with one another concerning which items Tenant is removing, so that Landlord may verify that they are the items that Tenant is permitted to remove per the terms of this Section 7.8.

7.9	Rights of Mortgagees.

(i) This Lease shall be subordinate to any mortgage, deed of trust or ground lease or similar encumbrance (and to any modifications, amendments, refinancings, or replacements thereof) (collectively, a “Mortgage”) from time to time encumbering the Premises, whether executed and delivered prior to or subsequent to the date of this Lease, provided that the holder of such Mortgage (“Landlord’s Mortgagee”) shall provide a commercially reasonable subordination, non-disturbance and attornment agreement to Tenant providing that, in the event

CONFIDENTIAL TREATMENT REQUESTED UNDER C.F.R. SECTIONS 200.80(b)(4), 200.83 AND 230.406. [****] INDICATES OMITTED MATERIAL THAT IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST FILED SEPARATELY WITH THE COMMISSION. THE OMITTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE COMMISSION.

that Landlord’s Mortgagee or any other party shall succeed to the interest of Landlord hereunder pursuant to such Mortgage, so long as no Event of Default exists hereunder, Tenant’s right to possession of the Premises shall not be disturbed and Tenant’s other rights hereunder shall not be adversely affected by any foreclosure of such Mortgage (“SNDA”); provided further that Landlord’s Mortgagee may elect to subordinate such Mortgage to this Lease. If this Lease is subordinate to any Mortgage and Landlord’s Mortgagee or any other party shall succeed to the interest of Landlord pursuant to the Mortgage (such Mortgagee or other party, a “Successor”), at the election of the Successor, Tenant shall attorn to the Successor and this Lease shall continue in full force and effect between the Successor and Tenant. Not more than twenty (20) days after Landlord’s written request, Tenant agrees to execute such commercially-reasonable instruments of subordination or attornment in confirmation of the foregoing agreement as the Successor reasonably may request.

(ii) With reference to any assignment by Landlord of Landlord’s interest in this Lease, or the rents payable hereunder, conditional in nature or otherwise, which assignment is made to the holder of a mortgage on property which includes the Premises, Tenant agrees that the execution thereof by Landlord, and the acceptance thereof by the holder of such mortgage shall never be treated as an assumption by such holder of any of the obligations of Landlord hereunder unless such holder shall, by notice sent to Tenant, specifically otherwise elect and, except as aforesaid, such holder shall be treated as having assumed Landlord’s obligations hereunder only upon foreclosure of such holder’s mortgage and the taking of possession of the Premises. In no event shall the acquisition of Landlord’s interest in the Property by a purchaser which, simultaneously therewith, leases Landlord’s entire interest in the Property back to the seller thereof be treated as an assumption by operation of law or otherwise, of Landlord’s obligations hereunder, but Tenant shall look solely to such seller-lessee, and its successors from time to time in title, for performance of Landlord’s obligations hereunder. In any such event, this Lease shall be subject and subordinate to the lease to such purchaser, provided that such purchaser shall provide a commercially reasonable non-disturbance agreement to Tenant. For all purposes, such seller-lessee, and its successors in title, shall be the Landlord hereunder unless and until Landlord’s position shall have been assumed by such purchaser-lessor. All references in this lease to “Landlord’s Mortgagee” shall also be deemed to refer to such purchaser-lessor. Except as provided herein, in the event of any transfer of title to the Property by Landlord, Landlord shall thereafter be entirely freed and relieved from the performance and observance of all covenants and obligations (a) thereafter arising hereunder, and, (b) if (but only if) the transferee assumes in writing the liability for the performance and observance of all covenants and obligations of Landlord which arose prior to the transfer of title, Landlord shall also be relieved of those covenants and obligations as well.

(iii) Tenant shall not seek to enforce any remedy it may have for any default on the part of Landlord without first giving written notice by certified mail, return receipt requested, specifying the default in reasonable detail to any Landlord’s Mortgagee whose address has been given to Tenant, and affording such Landlord’s Mortgagee a reasonable opportunity to perform Landlord’s obligations hereunder. Notwithstanding any such attornment or subordination of a mortgage to this Lease, the Landlord’s Mortgagee shall not be liable for any acts of any previous landlord, shall not be obligated to install any tenant improvements, and shall not be bound by any amendment to which it did not consent in writing nor any payment of rent made more than one month in advance.

CONFIDENTIAL TREATMENT REQUESTED UNDER C.F.R. SECTIONS 200.80(b)(4), 200.83 AND 230.406. [****] INDICATES OMITTED MATERIAL THAT IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST FILED SEPARATELY WITH THE COMMISSION. THE OMITTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE COMMISSION.

7.10 Estoppel Certificates. From time to time, upon not less than ten (10) days’ prior written request by either party, the other party shall execute and acknowledge and deliver to the requesting party, for delivery to a prospective purchaser or mortgagee of the Premises or to any assignee of any mortgage of the Premises, or to any assignee, sublessee or any investor or purchaser of Tenant or to any other similar party (the “Reliance Parties”) a statement in writing certifying: (a) that this Lease is unamended (or, if there have been any amendments, stating the amendments); (b) that it is then in full force and effect and neither Tenant nor Landlord is in default thereunder, if that be the fact; (c) the dates to which Rent and any other payments to Landlord have been paid; and (d) such other data as may reasonably be requested. Any such statement may be relied upon by such Reliance Parties.

7.11 Nuisance. At all times during the Lease Term and such further time as Tenant occupies the Premises, not to do or permit anything that, in Landlord’s reasonable judgment, would: injure, overload, deface or otherwise harm the Premises; or constitute a nuisance, or waste; or make any use of the Premises which is contrary to any Legal Requirement or which will invalidate (or cause any increase in the cost of, or otherwise compromise or adversely affect) any insurance policy covering the Premises or any portion thereof, including, without limitation, the handling, storage and disposal of any Hazardous Material.

7.12 Changes and Alterations. Except as otherwise explicitly set forth herein, Tenant shall have no authority, without the express written consent of Landlord to alter, remodel, reconstruct, demolish, add to, improve or otherwise change the Premises, except that Tenant shall have such authority, without the consent of Landlord, to install reasonable trade fixtures that will have no adverse effect on either (a) the structure, roof, or foundation of the Building, or (b) the plumbing, heating (and cooling), mechanical, electrical or other systems or services in the Building, and to make repairs to the Building and do such things as are appropriate to comply with the obligations imposed on Tenant under other provisions of this Lease. Except for Cosmetic Alterations and Non-Structural Alterations as provided below, Tenant shall not construct or permit any alterations, installations, additions or improvements, including any exterior signs (“Alterations”) to the Premises without having first submitted to Landlord plans and specifications therefor for Landlord’s approval, which approval shall not be unreasonably withheld or delayed (and which approvals as to all such Alterations shall be subject to the ten day approval process described below) provided that:

(i) the Alteration must be non-structural and have no effect on the plumbing, heating (and cooling), mechanical, electrical or other systems or services in the Building; and

(ii) the Alteration, when completed, will not adversely affect the value of the Premises; and

(iii) Tenant demonstrates to Landlord’s satisfaction that the Alteration will be made in accordance with all Legal Requirements using good quality materials and good quality construction practices and will not result in any liens on the Premises; and

CONFIDENTIAL TREATMENT REQUESTED UNDER C.F.R. SECTIONS 200.80(b)(4), 200.83 AND 230.406. [****] INDICATES OMITTED MATERIAL THAT IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST FILED SEPARATELY WITH THE COMMISSION. THE OMITTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE COMMISSION.

(iv) the Alterations shall be performed by contractor(s) approved by Landlord, which approval shall not be unreasonably withheld or delayed; and

(v) as soon as such work is completed, Tenant will have prepared and provide Landlord with “as-built” plans (in form acceptable to Landlord) showing all such work; and

(vi) Tenant will comply with any rules or requirements reasonably promulgated by Landlord in connection with the doing of any work, and if the value of such work exceeds Ten Thousand Dollars ($10,000.00) then, Tenant will obtain and maintain Builder’s Risk insurance in connection with such work, in forms and in amounts reasonably satisfactory to Landlord.

Landlord hereby approves Tenant’s Work as shown or described in Exhibit D attached hereto.

Tenant shall have the authority, without Landlord consent, to make either (i) cosmetic changes to the Premises, not requiring any structural or other substantial modifications to the Premises (“Cosmetic Alterations”) or (ii) non-structural Alterations that do not exceed $50,000 per project and which does not affect the Building’s electrical, mechanical, plumbing or life safety systems (“Non-Structural Alterations”), in each case upon ten (10) business days prior notice to Landlord.

All contractors and subcontractors shall be required to procure and maintain insurance against such risks, in such amounts, and with such companies as Landlord may reasonably require. Certificates of such insurance, with paid receipts therefor, must be received by Landlord before the applicable work is commenced.

Tenant shall pay promptly when due the entire cost of any work at or on the Premises undertaken by Tenant so that the Premises shall at all times be free of liens for labor and materials. Tenant shall procure all necessary permits before undertaking such work; shall do all of such work in a good and workmanlike manner, employing materials of good quality; shall comply with all Legal Requirements; and shall save Landlord and Landlord’s Mortgagee and all parties claiming by, through, or under Landlord, harmless and indemnified from and against all injury, loss, claims or damage to any person or property occasioned by or growing out of such work

7.13 Financial Statements. So long as Tenant is a corporation whose stock is traded on a public exchange, Tenant shall not be required to furnish Landlord with financial statements. Tenant’s statement of net worth, as reported in its annual report to its shareholders or in any forms required to be submitted to the Securities and Exchange Commission, shall be acceptable in lieu of any financial statements otherwise required hereunder and shall be conclusive with respect to the items reported therein. In the event that Tenant’s stock is not traded on a public exchange, upon reasonable request of Landlord not more than once in any twelve month period, Tenant agrees to furnish to Landlord copies of Tenant’s most recent annual financial statements, audited if available (if such audited financial statement is not available, such financial statement may be certified by an officer (vice president or higher) of Tenant or reviewed by an independent

CONFIDENTIAL TREATMENT REQUESTED UNDER C.F.R. SECTIONS 200.80(b)(4), 200.83 AND 230.406. [****] INDICATES OMITTED MATERIAL THAT IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST FILED SEPARATELY WITH THE COMMISSION. THE OMITTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE COMMISSION.

certified public accountant). The financial statements shall be prepared in accordance with general accounting principles consistently applied or International Financial Reporting Standards, as determined by Tenant. Landlord shall maintain the confidentiality of any such financial statements in accordance with the confidentiality standards imposed on Landlord in Section 22.9 of this Lease.

7.14 Holding Over. If Tenant remains in the Premises beyond the expiration of the Lease Term, or sooner following an early termination as provided for herein, such holding over shall not be deemed to create any tenancy, but Tenant shall be a tenant at sufferance only subject to all of Tenant obligations set forth herein, but at a daily rate equal to [****] of the Base Rent, plus the cost of electricity and all other utilities supplied to the Premises, and other charges provided for under this Lease. The acceptance of a purported rent check following termination shall not constitute the creation of a tenancy at will, it being agreed that Tenant’s status shall remain that of a tenant at sufferance, at the aforesaid daily rate. Any reference in this Lease to Tenant’s obligations continuing during the period of any holdover shall not be deemed to grant Tenant the right to a holdover or imply Landlord’s consent to any such holdover. In addition, Tenant shall be liable for all costs, claims, liabilities and damages arising from or in any manner related to any such holdover including, without limitation, damages payable to the subsequent tenant and related to the loss of a tenant.

ARTICLE 8

QUIET ENJOYMENT

Landlord covenants that so long as no default remains uncured beyond applicable notice and cure periods, Tenant shall peacefully and quietly have, hold and enjoy the Premises throughout the Lease Term, or until it is terminated as in this Lease provided, without hindrance by Landlord or by anyone claiming by, through or under Landlord, subject, however, to the terms of this Lease. The foregoing covenant of quiet enjoyment is in lieu of any other covenant, express or implied.

ARTICLE 9

DAMAGE AND EMINENT DOMAIN

9.1 Fire and Other Casualty. If the Premises, the Building, or the Property (including machinery or equipment used in its operation) shall be damaged by fire or other casualty and if such damage does not cause a termination of this Lease as described in the following sentences, then Landlord shall repair and restore the damage with reasonable promptness, subject to reasonable delays for insurance adjustments and delays caused by matters beyond Landlord’s reasonable control, but Landlord shall not be obligated to expend for repairing or restoring the damage an amount in excess of the proceeds of insurance recovered with respect to the damage. If in Landlord’s reasonable estimate, based on estimate of a reputable third party contractor, the Premises cannot be restored within two hundred seventy (270) days from the date of such fire or casualty, then Landlord shall give notice to Tenant of such estimate within thirty (30) days after such fire or casualty. Tenant may elect in writing sixty (60) days following the date of such notice from Landlord to terminate this Lease effective as of the date of Tenant’s notice. If any such damage: (i) renders the Building untenantable; or (ii) renders general Building systems

CONFIDENTIAL TREATMENT REQUESTED UNDER C.F.R. SECTIONS 200.80(b)(4), 200.83 AND 230.406. [****] INDICATES OMITTED MATERIAL THAT IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST FILED SEPARATELY WITH THE COMMISSION. THE OMITTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE COMMISSION.

inoperable and such systems cannot be repaired in Landlord’s reasonable estimate within three hundred sixty five (365) days from the date of such damage, or (iii) occurs within the last Lease Year, Landlord shall have the right to terminate this Lease as of the date of such damage upon giving written notice to the Tenant at any time within thirty (30) days after the date of such damage. Landlord shall have no liability to Tenant, and Tenant shall not be entitled to terminate this Lease, by virtue of any delays in completion of such repairs and restoration. Rent, however, shall abate on those portions of the Premises as are, from time to time, untenantable as a result of such damage. If Tenant does not terminate this Lease even though the Premises cannot be restored within two hundred and seventy (270) days, this Lease shall continue in full force or effect (unless Landlord has terminated as described above), but if the Premises were estimated to be restorable within two hundred seventy (270) days but are not restored by the end of such two hundred and seventy (270) day period, Tenant shall have the right following the end of such two hundred and seventy (270) day period to terminate this Lease by notice to the Landlord upon a date no less than forty five (45) days after the date of such termination notice (the “Casualty Termination Date”). This Lease shall terminate upon the Casualty Termination Date with the same force and effect as if the Casualty Termination Date were the date originally established as the expiration date hereof, unless Landlord restores the Premises prior to the Casualty Termination Date, in which case Tenant’s termination notice shall be null and void and this Lease shall continue in full force and effect as if Tenant had never delivered such termination notice.

Notwithstanding anything to the contrary herein set forth, Landlord shall have no duty pursuant to this Section 9.1 to repair or restore any portion of any Alterations made by or on behalf of Tenant in the Premises or the decorations thereto except to the extent that the proceeds of the insurance carried by Tenant are timely received by Landlord. If Tenant desires any other additional repairs or restoration, and if Landlord consents thereto, it shall be done at Tenant’s sole cost and expense subject to all of the applicable provisions of the Lease. Tenant acknowledges that if this Lease is terminated as a result of such casualty Landlord shall be entitled to the full proceeds of any insurance coverage whether carried by Landlord or Tenant, for damage to any alterations, addition, installation, improvements or decorations which would become the Landlord’s property upon the termination of the Lease.

9.2 Eminent Domain. If the Land or the Building (or any portion thereof, the loss of which would require reconfiguration or restoration of the Building which Landlord reasonably estimates will cost in excess of 25% of the current replacement cost of the Building) shall be taken or condemned by any competent authority for any public or quasi-public use or purpose, either party shall have the right, exercisable at its sole direction, to cancel the Lease upon not less than one hundred eighty (180) days’ notice prior to the date of cancellation designated in the notice. No money or other consideration shall be payable by Landlord to Tenant for the right of cancellation and Tenant shall have no right to share in the condemnation award or in any judgment for damages caused by such taking or condemnation, except for any award allocable to Tenant’s Alterations or relocation costs.

CONFIDENTIAL TREATMENT REQUESTED UNDER C.F.R. SECTIONS 200.80(b)(4), 200.83 AND 230.406. [****] INDICATES OMITTED MATERIAL THAT IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST FILED SEPARATELY WITH THE COMMISSION. THE OMITTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE COMMISSION.

ARTICLE 10

DEFAULTS BY TENANT AND REMEDIES

10.1 Tenant’s Event of Default. Each of the following shall be an event of default (“Event of Default”) hereunder: (A) if Tenant shall fail to pay any installment of Base Rent, Additional Rent or any other payment due under this Lease, which failure shall continue for more than 10 days after notice from Landlord that the same is due; however, an Event of Default shall occur hereunder without any obligation of Landlord to give any notice if Landlord has given Tenant written notice under this Section 10.1 on more than two (2) occasions during the twelve (12) month interval preceding such failure by Tenant; (B) if Tenant or any guarantor or surety of Tenant’s obligations hereunder shall (i) make a general assignment for the benefit of creditors; (ii) commence any proceeding for relief, or seeking reorganization, arrangement, adjustment, liquidation, dissolution or composition of it or its debts or seeking appointment of a receiver, trustee, custodian or other similar official for it or for all or of any substantial part of its property; (iii) become the subject of any such proceeding which is not dismissed within sixty (60) days after its filing or entry; or (iv) die or suffer a legal disability (if Tenant, guarantor or surety is an individual) or be dissolved or otherwise fail to maintain its legal existence (if Tenant, guarantor or surety is a corporation, partnership or other entity); (C) Tenant shall fail to discharge or bond over any lien placed upon the Premises in violation of this Lease within thirty (30) days after any such lien or encumbrance is filed against the Premises; (D) if Tenant shall fail to comply with any provision of this Lease, other than those specifically referred to hereinabove and, except as otherwise expressly provided therein, such default shall continue for more than thirty (30) days after Landlord shall have given Tenant written notice of such default, or such longer period (but not to exceed ninety (90) days) if such default cannot be reasonably cured within such thirty (30) day period, provided that Tenant diligently commences the cure within the thirty (30) day period and diligently prosecutes such cure to completion; (E) if Tenant fails to execute, acknowledge and deliver any instrument that it is required for delivery pursuant to Sections 7.9 or 7.10, within the time periods respectively set forth therein, time being of the essence; and (E) if any material representation or warranty made by Tenant under this Lease shall prove to be either untrue or misleading in any material respect.

10.2. Landlord’s Remedies. Upon any Event of Default, Landlord may, in addition to all other rights and remedies afforded Landlord hereunder or by law or equity, take any of the following actions:

(a) Terminate this Lease by giving Tenant written notice thereof, in which event Tenant shall pay to Landlord the sum of (1) all Rent accrued hereunder through the date of termination, (2) all amounts due under Article 10.2 (c) and (3) an amount equal to (A) the total Base Rent and Operating Expenses and Impositions that Tenant would have been required to pay for the remainder of the Term discounted to present value at a per annum rate equal to the “Prime Rate” as published on the date this Lease is terminated by The Wall Street Journal, Northeast Edition, in its listing of “Money Rates” minus one percent, minus (B) the then present fair rental value of the Premises for such period as reasonably determined by Landlord, similarly discounted (provided, however, that in calculating the fair rental value of the Premises for such period, it shall be assumed that there will be a reasonable period of time after the termination of the Lease during which Landlord will not be receiving any rent, while it seeks a new tenant);

CONFIDENTIAL TREATMENT REQUESTED UNDER C.F.R. SECTIONS 200.80(b)(4), 200.83 AND 230.406. [****] INDICATES OMITTED MATERIAL THAT IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST FILED SEPARATELY WITH THE COMMISSION. THE OMITTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE COMMISSION.

(b) Terminate Tenant’s right to possess the Premises without terminating this Lease by giving written notice thereof to Tenant, in which event Tenant shall pay to Landlord (1) all Rent and other amounts accrued hereunder to the date of termination of possession, (2) all amounts due from time to time under Article 10.2 (c), and (3) all Rent and other net sums required hereunder to be paid by Tenant during the remainder of the Term (at the time otherwise required hereunder for payment of such Rent and other net sums), diminished by any net sums thereafter received by Landlord through reletting the Premises during such period, after deducting all reasonable costs incurred by Landlord in reletting the Premises.

(c) Additionally, Tenant shall pay to Landlord all reasonable costs incurred by Landlord (including court costs and reasonable attorneys’ fees and expenses) in (1) obtaining possession of the Premises, (2) removing and storing Tenant’s or any other occupant’s property, (3) repairing and restoring the Premises, (4) performing Tenant’s obligations which Tenant failed to perform, (5) enforcing, or advising Landlord of, its rights, remedies, and recourses arising out of the Event of Default, and (6) any reletting of all or any part of the Premises (including brokerage commissions, cost of tenant finish work, and other costs related to such reletting). The reimbursement from Tenant shall be due and payable within thirty (30) days following written notice from Landlord that an expense has been incurred with documentation substantiating such expenses, without regard to whether the expense was incurred before or after the termination.

(d) Landlord may perform any act or pay any sum, the nonperformance or nonpayment of which is an Event of Default, and Tenant shall reimburse Landlord upon demand for any cost or expense incurred by Landlord in performing such act or paying such sum.

Any and all remedies set forth in this Lease: (i) shall be in addition to any and all other remedies Landlord may have at law or in equity; (ii) shall be cumulative; and (iii) may be pursued successively or concurrently as Landlord may elect. The exercise of any remedy by Landlord shall not be deemed an election of remedies or preclude Landlord from exercising any other remedies in the future. Notwithstanding the foregoing, Landlord shall only recover its damages allowed hereunder once.

10.3. Mitigation. Landlord shall use commercially reasonable efforts to relet the Premises which efforts shall be subject to the reasonable requirements of Landlord to lease to high quality tenants and to develop the Premises in a harmonious manner with an appropriate mix of uses, tenants, and terms of tenancies, and the like and factoring in the location and nature of the Premises. It is agreed that hiring a reputable leasing broker to lease the Premises and cooperating in good faith with such broker shall satisfy the requirement that Landlord use commercially reasonable efforts to relet.

10.4. Claims in Bankruptcy. Nothing herein shall limit or prejudice the right of Landlord to prove and obtain in a proceeding for bankruptcy, insolvency, arrangement or reorganization, by reason of the termination, an amount equal to the maximum allowed by the statute of law in effect at the time when, and governing the proceedings in which, the damages are to be provided, whether or not the amount is greater to, equal to, or less than the amount of the loss or damage which Landlord has suffered.

CONFIDENTIAL TREATMENT REQUESTED UNDER C.F.R. SECTIONS 200.80(b)(4), 200.83 AND 230.406. [****] INDICATES OMITTED MATERIAL THAT IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST FILED SEPARATELY WITH THE COMMISSION. THE OMITTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE COMMISSION.

10.5. Landlord’s Right to Cure Defaults. Landlord may, but shall not be obligated to cure, at any time, any default by Tenant under this Lease after the applicable notice and cure period (if any) has expired. In curing such defaults, Landlord may enter upon the Premises and take such action thereon as may be necessary to perform such cure. Notwithstanding the foregoing, in the case of an emergency threatening serious injury to persons or property, Landlord may cure a default without notice. All costs and expenses incurred by Landlord in curing a default, including reasonable attorneys’ fees actually incurred, together with interest thereon at a rate equal to the lesser of (a) twelve percent (12%) per annum, or (b) the highest lawful rate of interest which Landlord may charge to Tenant without violating any applicable law from the day of payment by Landlord shall be paid by Tenant to Landlord on demand. Landlord may use the Security Deposit to effectuate any such cure.

10.6. No Waiver. Exercise by Landlord of any one or more remedies hereunder granted or otherwise available shall not be deemed to be an acceptance of surrender of the Premises and/or a termination of this Lease by Landlord, whether by agreement or by operation of law, it being understood that such surrender and/or termination can be effected only by the written agreement of Landlord and Tenant. Tenant and Landlord further agree that forbearance or waiver by either party to enforce its rights pursuant to this Lease, or at law or in equity, shall not be a waiver of such party’s right to enforce one or more of its rights in connection with any subsequent default. A receipt by Landlord of rent with knowledge of the breach of any covenant hereof shall not be deemed a waiver of such breach, and no waiver by Landlord of any provision of this Lease shall be deemed to have been made unless expressed in writing and signed by Landlord. No payment by Tenant, or acceptance by Landlord, of a lesser amount than is due from Tenant to Landlord shall be treated otherwise than as a payment on account of the earliest installment of any payment due from Tenant under the provisions hereof. The acceptance by Landlord of a check for a lesser amount with an endorsement or statement thereon, or upon any letter accompanying such check, that such lesser amount is payment in full, shall be given no effect, and Landlord may accept such check without prejudice to any other rights or remedies which Landlord may have against Tenant.

No waiver of any provisions of this Lease shall be implied by any failure of Landlord to enforce any remedy on account of the violation of such provisions, even if such violation is continued or repeated subsequently, and no express waiver shall affect any provision other than the particular matter specified in such waiver and that one only for the time and in the manner specifically stated. No receipt for monies by Landlord from Tenant after the termination of this Lease shall in any way alter the length of the Lease Term or of Tenant’s right possession hereunder or shall reinstate, continue or extend the Lease Term or affect any notice given Tenant prior to the receipt of such monies, it being agreed that after the service of notice or the commencement of a suit or after final judgment for possessions of the Premises, Landlord may receive and collect any Rent due, and the payment of said Rent shall not waive or affect said notice, suit or judgment.

10.7. Default Interest. If any payment of Base Rent, Additional Rent or any other payment payable hereunder by Tenant to Landlord shall not be paid when due, Landlord may impose, at its election, interest on the overdue amount from the date when the same was payable until the date paid at a rate equal to the lesser of (a) twelve percent (12%) per annum, or (b) the highest lawful rate of interest which Landlord may charge to Tenant without violating any applicable law. Such interest shall constitute Additional Rent payable hereunder.

CONFIDENTIAL TREATMENT REQUESTED UNDER C.F.R. SECTIONS 200.80(b)(4), 200.83 AND 230.406. [****] INDICATES OMITTED MATERIAL THAT IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST FILED SEPARATELY WITH THE COMMISSION. THE OMITTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE COMMISSION.

ARTICLE 11

ASSIGNMENT AND SUBLETTING

11.1 Prohibition. Tenant covenants and agrees that (i) neither this Lease nor the term and estate hereby granted, nor any interest herein or therein, will be assigned, mortgaged, pledged, encumbered or otherwise transferred, whether directly or by operation of law; (ii) subject to Section 11.4, Tenant shall not permit any other entity to become Tenant hereunder by merger, consolidation, or other reorganization; and (iii) neither the Premises, nor any part thereof will be encumbered in any manner by reason of any act or omission on the part of Tenant, or used or occupied, by anyone other than Tenant, or for any use or purpose other than as stated herein, or be sublet, without the prior written consent of Landlord in each and every case, which consent shall not be unreasonably withheld, delayed or conditioned in the event of an assignment or subletting (but in all other instances shall be at Landlord’s sole and absolute discretion). Any transfer, or series of related transfers, of ownership in Tenant (unless Tenant is a publicly traded company) that results in a change of 50% or more of the voting power of Tenant, or otherwise result in a change in the current control of Tenant (except in the case of an ownership interest that is transferred pursuant to a public offering) shall be considered an assignment, subject to the provisions of Section 11.4 below.

Tenant’s request for Landlord’s consent to subletting or assignment shall be submitted in writing no later than thirty (30) days in advance of the proposed effective date of such proposed assignment or sublease, which request shall be accompanied by the following information (the “Required Information”): (i) the name, current address and business of the proposed assignee or subtenant; (ii) in the event of a sublease, the precise square footage and location of the portion of the Premises proposed to be so subleased; (iii) the effective date and term of the proposed assignment or subletting; (iv) the rent and other consideration to be paid to Tenant by such proposed assignee or subtenant; (v) such other major terms of the assignment or sublease as may be material, or as Landlord may request, (vi) financial statements and other information as Landlord may request, indicating the Tangible Net Worth (defined below), liquidity and credit worthiness of the proposed assignee or subtenant in order to permit Landlord to evaluate the proposed assignment or sublease; (vii) verification that the Premises will be used for the Permitted Use (and if the Permitted Use allows more than one (1) type of use, then Tenant shall specify the precise use that the Premises will be used for); and (viii) such other information as Landlord may request. Tenant agrees to reimburse Landlord for reasonable legal fees and any other reasonable out of pocket expenses and costs incurred by Landlord in connection with any proposed assignment or subletting.

“Tangible Net Worth” means the excess of total assets over total liabilities, in each case as determined in accordance with generally accepted accounting principles consistently applied (“GAAP”), excluding, however, from the determination of total assets all assets which would be classified as intangible assets under GAAP including goodwill, licenses, patents, trademarks, trade names, copyrights, and franchises.

CONFIDENTIAL TREATMENT REQUESTED UNDER C.F.R. SECTIONS 200.80(b)(4), 200.83 AND 230.406. [****] INDICATES OMITTED MATERIAL THAT IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST FILED SEPARATELY WITH THE COMMISSION. THE OMITTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE COMMISSION.

11.2. Conditions to Consent. Notwithstanding anything to the contrary contained herein, it shall not be unreasonable for Landlord to withhold its consent to any proposed assignment or sublease if (i) the Tangible Net Worth of any such proposed assignee is less than the greater of (A) the Tangible Net Worth of Tenant on the date hereof or (B) the Tangible Net Worth of Tenant at the time of any such assignment; or (ii) the proposed use is not limited to the Permitted Use; or (iii) any such proposed assignee or subtenant is a governmental entity, or subdivision or agency thereof (provided, however, that it is hereby agreed and acknowledged that in no event shall Landlord’s right to withhold consent be limited to the basis set forth in clauses (i) through (iii) above); or (iv) Tenant is in default hereunder. Landlord’s consent shall be granted only if the assignee or subtenant shall promptly execute, acknowledge, and deliver to Landlord an agreement in form and substance satisfactory to Landlord whereby the assignee or subtenant shall agree to be bound by and upon the covenants, agreements, terms, provisions and conditions set forth in this Lease other than, with respect to a proposed subtenant, the payment of Rent hereunder. Tenant authorizes its transferees to make payments of rent directly to Landlord upon receipt of notice from Landlord to do so following the occurrence of an Event of Default hereunder.

11.3 Excess Rents. If Tenant shall sublet the Premises, at a rental in excess of the Base Rent and Additional Rent due and payable by Tenant under the provisions of this Lease, fifty percent (50%) of such excess Base Rent and Additional Rent, net of Tenant’s commercially reasonable and necessary expenses related to the sublease (amortized over the term of the sublease) shall be paid by the Tenant to the Landlord, it being agreed, however, that Landlord shall not be responsible for any deficiency if Tenant shall sublet the Premises at a rental less than that provided for herein. This paragraph does not apply to an assignment or sublease to an Affiliate (defined below).

11.4 Assignment or Sublease to an Affiliate. Notwithstanding anything to the contrary contained herein, Tenant shall have the right to (x) transfer a controlling interest in Tenant, including, without limitation, through an initial public offering, or (y) assign this Lease or sublet the Premises or any part thereof without the prior consent of Landlord to either (A) an entity into or with which Tenant is merged or consolidated, or to which all or substantially all of Tenant’s assets are transferred, or (B) any entity which controls or is controlled by Tenant or is under common control with Tenant (the parties described in parts (A) and (B) being referred to as an “Affiliate”), provided that in any such event (i) Tenant, in the case of clause (x) above, or the Affiliate, in the case of clause (y), has a Tangible Net Worth, computed in accordance with generally accepted accounting principles consistently applied, at least equal to the Tangible Net Worth of Tenant immediately prior to such merger, consolidation or transfer; (ii) proof satisfactory to Landlord of such Tangible Net Worth shall have been delivered to Landlord at least ten (10) days prior to the effective date of any such transaction (or, if confidentiality requirements prevent such disclosure, then within ten (10) days following the effective date of any such transaction), and (iii) the assignee or subtenant agrees directly with Landlord, by written instrument in form satisfactory to Landlord in its reasonable discretion, to be bound by all the obligations of Tenant hereunder, including, without limitation, the covenant against further assignment and subletting.

CONFIDENTIAL TREATMENT REQUESTED UNDER C.F.R. SECTIONS 200.80(b)(4), 200.83 AND 230.406. [****] INDICATES OMITTED MATERIAL THAT IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST FILED SEPARATELY WITH THE COMMISSION. THE OMITTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE COMMISSION.

11.5 No Waiver; Tenant to Remain Liable. If this Lease is assigned, or if the Premises or any part thereof is sublet or occupied by anybody other than Tenant, Landlord may, after default by Tenant, collect Base Rent and Additional Rent from the assignee, subtenant or occupant, and apply the net amount collected to the Base Rent and/or Additional Rent herein reserved, but no such assignment, subletting, occupancy or collection shall be deemed a waiver of this covenant, or the acceptance of the assignee, subtenant or occupant as a tenant, or a release of Tenant from the further performance by Tenant of covenants on the part of Tenant herein contained. The consent by Landlord to an assignment or subletting shall not in any way be construed to relieve Tenant from obtaining the express consent in writing of Landlord to any further assignment or subletting. No assignment, subletting or use of the Premises shall affect the Permitted Use hereunder. Notwithstanding any permitted assignment or subletting, and also notwithstanding the assumption of Tenant’s obligations under this Lease by such assignee or subtenant, Tenant shall at all times remain directly, primarily and fully responsible and liable for the payment of all sums payable hereunder and for compliance with all the obligations of Tenant hereunder. In no event shall any Transfer release any guarantor from its obligations under this Lease, and after any Transfer any guarantor and the transferee shall remain jointly and severally liable therefor.

ARTICLE 12

NOTICES

All notices, consents, approvals, or other communication required by the provisions of this Lease to be given to Landlord or Tenant shall be in writing and shall be hand delivered or given by registered or certified mail or by Federal Express or other recognized overnight courier, addressed to the address of the party set forth in Section 1.1 hereof (or to such other address as the party shall have last designated by notice) with a copy, in the case of Landlord, to DarrowEverett LLP, One Turks Head Place, Suite 1200, Providence, RI 02903, Attn: Zachary G. Darrow, Esq. Notice shall be deemed given on the earlier of the date of actual receipt, or the third (3rd) business day following the date when deposited in the U.S. mail or on the first (1st) business day following the date when deposited with such overnight courier, postage paid.

ARTICLE 13

NOTICE OF LEASE

Tenant agrees that it will not record this Lease. Landlord and Tenant shall, upon the request of either, execute, acknowledge, and deliver a recordable notice of this Lease, in a form reasonably satisfactory to Landlord. At Landlord’s request, promptly upon expiration of or earlier termination of the Lease Term, Tenant shall execute and deliver to Landlord a release of any document recorded in the real property records for the location of the Premises evidencing this Lease, and Tenant hereby appoints Landlord Tenant’s attorney-in-fact, coupled with an interest, to execute any such document if Tenant fails to respond to Landlord’s request to do so within fifteen (15) days. The obligations of Tenant under this Article 13 shall survive the expiration or any earlier termination of the Lease Term.

CONFIDENTIAL TREATMENT REQUESTED UNDER C.F.R. SECTIONS 200.80(b)(4), 200.83 AND 230.406. [****] INDICATES OMITTED MATERIAL THAT IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST FILED SEPARATELY WITH THE COMMISSION. THE OMITTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE COMMISSION.

ARTICLE 14

APPLICABLE LAW, SEVERABILITY, CONSTRUCTION

This Lease shall be governed by and construed in accordance with the laws of the state in which the Property is located and, if any provisions of this Lease shall to any extent be invalid, the remainder of this Lease, and the application of such provisions in other circumstances, shall not be affected thereby. This Lease may be amended only by an instrument in writing executed by Landlord and Tenant. The titles of the several Articles and Sections contained herein are for convenience only and shall not be considered in construing this Lease.

ARTICLE 15

SUCCESSORS AND ASSIGNS, ETC.

15.1 Successors and Assigns. Subject to Article 11, this Lease shall be binding upon the parties hereto and their respective successors and assigns.

15.2 Limitation on Landlord’s Liability. The term “Landlord” means the then-existing owner of the Premises from time to time. Upon sale or other transfer of its ownership interests herein, the then existing Landlord shall be relieved of all liabilities and obligations hereunder, provided, however, that the successor Landlord shall, subject to Section 7.9 hereof, be automatically deemed to have assumed all such liabilities and obligations. The obligations of Landlord shall be binding upon the assets of Landlord which comprise the Building and Property but not upon other assets of Landlord. No trustee, stockholder, officer, director, employee, advisor or beneficiary of Landlord, or any other party claiming by, through, or under Landlord, or any affiliate of Landlord, shall be liable under this Lease. In no event shall either party be liable for any damages other than actual and direct damages, nor shall Landlord ever be liable for damages if Tenant has not given Landlord written notice of the applicable default and afforded Landlord at least thirty (30) days to cure, or, if Landlord has commenced such cure within such time period and is diligently pursing the same, then such further time as it takes Landlord, acting diligently, to complete such cure.

15.3 Tenant’s Self Help. In addition to, and without limiting Tenant’s other rights contained in this Lease, if Tenant in good faith asserts that Landlord has failed or is failing to perform any of the covenants or agreements to be performed by Landlord under this Lease, including, without limitation, Landlord’s failure to perform any maintenance, repair or restoration obligation, and such failure materially and adversely affects Tenant’s use or occupancy of the Premises, Tenant shall provide written notice thereof to Landlord and any Landlord’s Mortgagee of which Tenant has been previously notified expressly identifying the work that Tenant claims is required to cure such failure. If Landlord fails to commence to cure such default within thirty (30) days after receipt of Tenant’s notice and thereafter to diligently prosecute such cure to completion, Tenant may, but shall have no obligation to, cure such default on behalf of and at Landlord’s Expense (defined below), using any reasonable means; provided that (a) Tenant shall first give Landlord and any such Landlord’s Mortgagee written notice of Tenant’s intention to commence such self-help, and (b) such work shall be subject to the applicable terms and conditions of this Lease concerning construction and Alterations. Within thirty (30) days after demand, Landlord shall reimburse Tenant for the reasonable, documented, out-of-pocket costs reasonably incurred by

CONFIDENTIAL TREATMENT REQUESTED UNDER C.F.R. SECTIONS 200.80(b)(4), 200.83 AND 230.406. [****] INDICATES OMITTED MATERIAL THAT IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST FILED SEPARATELY WITH THE COMMISSION. THE OMITTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE COMMISSION.

Tenant to cure Landlord’s default, together with interest at the rate set forth in Section 2.4 above from the date due until the date repaid (such sums and interest being referred to as the “Landlord’s Expense”). If any such Landlord’s Expense is not paid by Landlord to Tenant within thirty (30) days after written demand upon Landlord, then Tenant may withhold and offset Landlord’s Expense from and against any amounts that Tenant may be required to pay under this Lease as Base Rent (or from Rent more generally if necessary as described in subpart (b) below), and such withholding and offset shall not constitute a failure to pay Rent on the part of Tenant nor shall it constitute a breach or an Event of Default under any other provision of this Lease; provided that in no event shall Tenant be permitted to withhold from Base Rent (or from Rent more generally as the case may be per subpart (b) below) more than (a) twenty-five percent (25%) of the Base Rent due from Tenant for such month or, if such amount is not sufficient to permit Tenant to recover the full amount of such sums and interest over the remaining Term of this Lease, then, (b) a percentage of Base Rent (or, if necessary, then of Rent more generally) that is sufficient to permit Tenant to recover the full amount of Landlord’s Expense over the remaining Term of this Lease.

ARTICLE 16

LANDLORD’S ACCESS AND OTHER RESERVED RIGHTS

Landlord and its authorized agents, employees, subcontractors and representatives shall have the right to enter the Premises at any time during emergencies and otherwise at all reasonable times with reasonable prior notice and accompanied by a representative of Tenant, which Tenant shall make available, for any of the following purposes: (a) to determine whether the Premises are in good condition and whether Tenant is complying with its obligations under this Lease; (b) to do any necessary maintenance and to make such repairs, alterations, improvements or additions in or to the Premises or the Building as Landlord has the right or obligation to perform under this Lease or as Landlord may be required to do or make by law; (c) to exhibit the Premises to prospective tenants during the last twelve (12) months of the Lease Term; and (d) to show the Premises to prospective lenders, brokers, agents, buyers or other similar persons, at any time during the Lease Term. In the event of emergency, Landlord shall have such access rights even if Tenant is not physically present to let Landlord in, and Tenant shall at all times provide Landlord with a copy of all keys, alarm codes, and pass cards to the Premises.

If, at any time during the last month of the Lease Term, Tenant shall have removed all of Tenant’s property from all or any portions(s) of the Premises, Landlord may immediately enter and alter, renovate and decorate the same, and such acts shall have no effect upon Tenant’s remaining obligations and covenants under this Lease.

ARTICLE 17

CONDITION OF PREMISES

Except as may be expressly set forth in this Lease, Tenant shall accept the Premises on the Commencement Date in its “AS-IS” condition, subject to all applicable laws, ordinances, regulations, covenants and restrictions, and Landlord shall have no obligation to perform or pay for any repair or other work therein. Except as may be expressly provided herein, Landlord has

CONFIDENTIAL TREATMENT REQUESTED UNDER C.F.R. SECTIONS 200.80(b)(4), 200.83 AND 230.406. [****] INDICATES OMITTED MATERIAL THAT IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST FILED SEPARATELY WITH THE COMMISSION. THE OMITTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE COMMISSION.

made no representation or warranty as to the suitability of the Premises for the conduct of Tenant’s business, and Tenant waives any implied warranty that the Premises are suitable for Tenant’s intended purposes. TENANT ACKNOWLEDGES THAT, UNLESS OTHERWISE EXPRESSLY SET FORTH HEREIN (1) IT HAS INSPECTED AND ACCEPTS THE PREMISES IN AN “AS IS, WHERE IS” CONDITION, (2) THE BUILDING AND IMPROVEMENTS COMPRISING THE SAME ARE SUITABLE FOR THE PURPOSE FOR WHICH THE PREMISES ARE LEASED AND LANDLORD HAS MADE NO WARRANTY, REPRESENTATION, COVENANT, OR AGREEMENT WITH RESPECT TO THE MERCHANTABILITY OR FITNESS FOR ANY PARTICULAR PURPOSE OF THE PREMISES, (3) THE PREMISES ARE IN GOOD AND SATISFACTORY CONDITION, (4) NO REPRESENTATIONS AS TO THE REPAIR OF THE PREMISES, NOR PROMISES TO ALTER, REMODEL OR IMPROVE THE PREMISES HAVE BEEN MADE BY LANDLORD AND (5) THERE ARE NO REPRESENTATIONS OR WARRANTIES, EXPRESSED, IMPLIED OR STATUTORY, THAT EXTEND BEYOND THE DESCRIPTION OF THE PREMISES. Except as otherwise may expressly be provided herein, in no event shall Landlord have any obligation for any defects in the Premises or any limitation on its use. The taking of possession of the Premises shall be conclusive evidence that Tenant accepts the Premises and that the Premises were in good condition at the time possession was taken.

ARTICLE 18

WARRANTY REGARDING BROKER

Landlord and Tenant each warrants that it was introduced to the Premises by the party or parties named in the Definitions section of this Lease as the “Broker,” and knows of no other Broker which was involved in this transaction in any way or is entitled to any brokerage commission or similar fee or charge in connection with this Lease. Landlord and Tenant each agrees to indemnify the other against any costs incurred by either (including attorneys’ fees) if the foregoing warranty is untrue. Landlord shall pay a commission to the Broker pursuant to a separate agreement.

ARTICLE 19

HAZARDOUS MATERIALS

Tenant may operate its business according to prudent industry practices so long as the use or presence of Hazardous Materials (as defined below) is properly monitored according to all then applicable legal requirements. Upon written request from time to time, Tenant shall deliver to Landlord a copy of all permits for Hazardous Materials, all material safety data sheets and quantities of Hazardous Materials then in inventory. For purposes of this Lease, “Hazardous Materials” means, collectively, any animal wastes, medical waste, blood, biohazardous materials, hazardous waste, hazardous substances, pollutants or contaminants, petroleum or petroleum products, radioactive materials, asbestos in any form or condition, or any pollutant or contaminant or hazardous, dangerous or toxic chemicals, materials or substances within the meaning of any applicable federal, state or local law, regulation, ordinance or requirement relating to or imposing liability or standards of conduct concerning any such substances or materials on account of their biological, chemical, radioactive, hazardous or toxic nature, all as now in effect or hereafter from time to time enacted or amended.

CONFIDENTIAL TREATMENT REQUESTED UNDER C.F.R. SECTIONS 200.80(b)(4), 200.83 AND 230.406. [****] INDICATES OMITTED MATERIAL THAT IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST FILED SEPARATELY WITH THE COMMISSION. THE OMITTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE COMMISSION.

Tenant shall not allow the escape, release, generation, storage, use or disposal of Hazardous Materials in violation of applicable legal requirements or the highest standards prevailing in the industry for the same. If any lender or government agency shall ever require testing to ascertain whether or not there has been any release of Hazardous Materials, then the reasonable costs thereof shall be reimbursed by Tenant to Landlord as additional charges but only if such testing reveals a breach of Tenant’s obligations under this Lease. In addition, Tenant shall execute affidavits, representations and the like, from time to time, at Landlord’s request concerning Tenant’s best knowledge and belief regarding the presence of Hazardous Materials in the Premises or at the Property or any portion thereof. In all events, Tenant shall indemnify and save Landlord harmless from and against any liability, injury loss, claim, damage, settlement, attorneys’ fees, fines, penalties, interest or expense which may be incurred by Landlord arising from any release or threat of release or the presence or existence of any Hazardous Materials in or on the Premises occurring as a result of Tenant’s breach of its obligations hereunder. The within covenants and indemnity shall survive the expiration or earlier termination of the Lease Term. Landlord expressly reserves the right to enter the Premises to perform regular inspections upon reasonable prior notice to Tenant, which tests shall be performed in a manner that will not adversely affect Tenant’s normal operations. Notwithstanding anything in this Article to the contrary, Tenant shall have no obligations or liability to Landlord under this Article with respect to Hazardous Materials existing in, upon, or under the Premises prior to the Commencement Date and Landlord shall indemnify and save Tenant harmless from and against any liability, injury loss, claim, damage, settlement, attorneys’ fees, fines, penalties, interest or expense which may be incurred by Tenant arising from the presence or existence of such Hazardous Materials in violation of applicable law. The obligations of Tenant and Landlord in this Section shall survive the expiration or earlier termination of this Lease.

ARTICLE 20

FORCE MAJEURE

In the event that Landlord or Tenant shall be delayed from the performance of any act required hereunder other than the payment of any monetary amounts, by reason of strikes, lock-outs, inability to procure materials, failure of power, riots, insurrection, extraordinarily inclement weather, the default of the other party, or other reasonably unforeseeable reason beyond their reasonable control (“Force Majeure”), then performance of such act shall be excused for the period of the delay and the period for the performance of any such act shall be extended for a period equivalent to the period of such delay. Force Majeure shall not be construed to excuse Tenant from making any payments due hereunder in a timely manner as set forth in this Lease or from performing any covenant or obligation imposed under this Lease by reason of the financial inability of Tenant.

CONFIDENTIAL TREATMENT REQUESTED UNDER C.F.R. SECTIONS 200.80(b)(4), 200.83 AND 230.406. [****] INDICATES OMITTED MATERIAL THAT IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST FILED SEPARATELY WITH THE COMMISSION. THE OMITTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE COMMISSION.

ARTICLE 21

SIGNAGE

Tenant shall be permitted to erect signage at the Property, subject to Landlord’s consent (including consent as to location, size and material of signage), which consent shall not be unreasonably withheld, conditioned or delayed. Such signage shall be at Tenant’s sole cost and expense. All such signage shall comply with applicable code. If the signage involves an exterior sign or will otherwise be visible from the exterior of the Building then such signage must be compatible with the architectural and aesthetic qualities of the Premises. Tenant shall be required to repair, replace and restore its signage at its sole cost and expense. Tenant shall also be required to pay for any and all utilities consumed by such signage. Tenant may have whatever signage it may desire within the Building, so long as such signage is not readily visible from the exterior of the Building.

ARTICLE 22

MISCELLANEOUS

22.1 Rules and Regulations. Tenant shall comply with the rules and regulations of the Property attached hereto as Exhibit B, as same may be reasonably amended by Landlord from time to time upon written notice thereof to Tenant. Tenant shall be responsible for the compliance with such rules and regulations by its employees, agents, contractors, and, to the extent within Tenant’s reasonable control, its invitees. In the event of any conflict between the Rules and Regulations and the other terms and provisions of this Lease, the other terms and provisions of this Lease shall govern.

22.2 No Merger. There shall be no merger of the leasehold estate hereby created with the fee estate in the Premises or any part thereof if the same person acquires or holds, directly or indirectly, this Lease or any interest in this Lease and the fee estate in the leasehold Premises or any interest in such fee estate.

22.3 No Offer. The submission of this Lease to Tenant shall not be construed as an offer, and Tenant shall not have any rights under this Lease unless and until it has signed a copy of this lease and delivered it to Landlord, and Landlord has signed a copy of this Lease and delivered it to Tenant.

22.4 Entire Agreement. This Lease constitutes the entire agreement between Landlord and Tenant regarding the subject matter hereof and supersedes all oral statements and prior writings relating thereto. Except for those set forth in this Lease, no representations, warranties, or agreements have been made by Landlord or Tenant to the other with respect to this Lease or the obligations of Landlord or Tenant in connection therewith.

22.5 Waiver of Jury Trial. To the maximum extent permitted by law, Landlord and Tenant each waive right to trial by jury in any litigation arising out of or with respect to this Lease.

22.6	Time of Essence. Time is of the essence of this Lease and each and every one of its provisions.

22.7 Joint and Several Liability. If Tenant is a general partnership or a joint venture (whether or not acting pursuant to a partnership or joint venture agreement), then each such general partner or joint venturer shall be jointly and severally liable for Tenant’s obligations under this Lease.

CONFIDENTIAL TREATMENT REQUESTED UNDER C.F.R. SECTIONS 200.80(b)(4), 200.83 AND 230.406. [****] INDICATES OMITTED MATERIAL THAT IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST FILED SEPARATELY WITH THE COMMISSION. THE OMITTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE COMMISSION.

22.8 Landlord’s Review Fees. Whenever Tenant requests Landlord to give any consent required under this Lease, Tenant will reimburse Landlord for Landlord’s documented, reasonable out of pocket costs to third parties incurred in reviewing the proposed action for which Tenant is requesting Landlord’s consent, including without limitation reasonable attorneys’, engineers’ or architects’ fees, within thirty (30) days after Landlord’s delivery to Tenant of a statement of such costs. Tenant shall be required to make such reimbursements, and pay such charges, without regard to whether Landlord consents to any proposed action.

22.9 Confidentiality. Tenant acknowledges that the terms and conditions of this Lease are to remain confidential for the Landlord’s benefit, and may not be disclosed by Tenant to anyone, by any manner or means, directly or indirectly, other than pursuant to the Notice of Lease, without Landlord’s prior written consent, not to be unreasonably withheld if such disclosure has a legitimate and reasonably necessary business purpose, except that Tenant may disclose such information, without Landlord’s prior written consent, to (i) legal counsel to Tenant, (ii) any assignee of Tenant’s interest in this Lease or any subtenant of Tenant relative to the Premises (or any portion thereof), or any lender providing Tenant with financing, (iii) as required by applicable law or by subpoena or other similar legal process, or (iv) for financial reporting purposes. The consent by the Landlord to any disclosures shall not be deemed to be a waiver on the part of the Landlord of any prohibition against any future disclosure.

Likewise, Landlord acknowledges that the terms and conditions of this Lease are to remain confidential for the Tenant’s benefit, and may not be disclosed by Landlord to anyone, by any manner or means, directly or indirectly, other than pursuant to the Notice of Lease, without Tenant’s prior written consent, not to be unreasonably withheld if such disclosure has a legitimate and reasonably necessary business purpose, except that Landlord may disclose such information, without Tenant’s prior written consent, to (i) legal counsel to Landlord, (ii) any assignee of Landlord’s interest in this Lease, any purchaser of Landlord’s interest in the Premises (or any portion thereof), or any lender providing Landlord with financing involving the Premises, (iii) as required by applicable law or by subpoena or other similar legal process, or (iv) for financial reporting purposes. The consent by the Tenant to any disclosures shall not be deemed to be a waiver on the part of the Tenant of any prohibition against any future disclosure. Landlord further acknowledges that any confidential information of, or relating to Tenant or Tenant’s business obtained by Landlord in connection with this Lease or the performance of enforcement thereof, shall be treated as confidential for the Tenant’s benefit, and may not be disclosed by the Landlord to anyone, by any manner or means, directly or indirectly, without Tenant’s prior written consent. Further, Landlord shall be liable for the compliance of Landlord’s consultants, representatives, and agents, prospective lessees, and others permitted by Landlord to visit the Premises.

22.10 Corporate Approval. If Landlord requests, then concurrently with its execution of the Lease, Tenant shall provide Landlord with duly authorized and executed corporate resolutions (or other evidence of authority in form and substance reasonably satisfactory to Landlord’s

CONFIDENTIAL TREATMENT REQUESTED UNDER C.F.R. SECTIONS 200.80(b)(4), 200.83 AND 230.406. [****] INDICATES OMITTED MATERIAL THAT IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST FILED SEPARATELY WITH THE COMMISSION. THE OMITTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE COMMISSION.

counsel) authorizing the entering into and consummation of the transactions contemplated by this Lease and designating the corporate or other officer or officers to execute this Lease on behalf of Tenant. In any event, Tenant hereby represents and warrants to Landlord that the person(s) signing this Lease on behalf of Tenant are duly authorized to do so.

22.11 Rules of Construction. The terms “include”, “including” and “such as” shall be construed as if followed by the phrase “without being limited to”. The words “herein”, “hereof, “hereby”, “hereunder” and words of similar import shall be construed to refer to this Lease as a whole and not to any particular Article or Section unless expressly so stated. Neither the expiration or sooner termination of this Lease shall be asserted as a defense against Landlord’s enforcement of those Tenant obligations that by their nature are performable after, or might be enforced by Landlord after, the expiration of this Lease, provided that no such obligation or right of enforcement shall survive for a period in excess of two (2) years after such expiration or sooner termination of this Lease, and in all such circumstances this Lease shall be deemed to have inserted the words “such provision shall survive the expiration or sooner termination of this Lease,” whether such words in fact appear or not. This Lease has been negotiated by both parties, each of whom is a sophisticated business entity, and shall be construed as the product of both of them equally. The use of the singular shall include the plural and vice versa, as appropriate in the circumstances. The term “repair” and “maintenance” shall include restoration, rebuilding and replacement as may be necessary to achieve and maintain good working order and condition. If there is a guarantor of this Lease then no right otherwise given to Tenant (or any party associated with Tenant) may be exercised if exercise of such right would compromise, in any manner, the continuing full force and effect of such guaranty in accordance with all of its terms and provisions, and this requirement shall be deemed inserted with respect to each and every such right otherwise granted to Tenant (or any party associated with Tenant) in this Lease, whether or not in fact so stated.

ARTICLE 23

EXTENSION PERIOD

23.1 Option to Extend Lease Term. Tenant shall have two (2) option(s), which said option(s) shall not be severed from this Lease or separately assigned, mortgaged or transferred, at its election, to extend the Lease Term as described in “Option to Extend the Lease Term” in Article 1.1 (with each such option period being referred to as an “Extension Period”), with each Extension Period commencing upon the expiration of the then current Lease Term, provided that (a) Landlord shall receive written notice from Tenant of the exercise of its election at least twelve (12) months prior to the expiration of the then current Lease Term but no sooner than fifteen (15) months prior to the expiration of the then current Lease Term; (b) no Event of Default shall exist at the time of Landlord’s receipt of such notice and at the expiration of the then current Lease Term; and (c) the original Tenant named herein or any transferee pursuant to an assignment permitted hereunder or approved by Landlord is itself occupying at least fifty percent (50%) of the rentable area of the Premises both at the time of giving the notice. If Landlord shall receive notice of the exercise of the election in the manner and within the time provided aforesaid, the Lease Term shall be extended upon the receipt of the notice without the requirement of any action on the part of Landlord or Tenant, except as may be required in order

CONFIDENTIAL TREATMENT REQUESTED UNDER C.F.R. SECTIONS 200.80(b)(4), 200.83 AND 230.406. [****] INDICATES OMITTED MATERIAL THAT IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST FILED SEPARATELY WITH THE COMMISSION. THE OMITTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE COMMISSION.

to determine Base Rent as hereinafter provided. Except for the amount of Base Rent (which is to be determined as hereinafter provided), all the terms, covenants, conditions, provisions and agreements in the Lease contained shall be applicable to the Extension Period, except that there shall be no further options to extend the Lease Term after Tenant’s exercise of the second option hereunder, nor shall Landlord be obligated to make or pay for any improvements to the Premises nor pay any inducement payments of any kind or nature. Landlord hereby reserves the right, exercisable by Landlord in its sole discretion, to waive (in writing) any condition precedent set forth in clauses (a), (b) or (c) above. Time is of the essence with respect to the exercise of the options contained herein. Tenant shall not have the right to give any notice exercising such options after the expiration of the applicable time limitation set forth herein, and any notice given after such time limitation purporting to exercise any such option shall be void and of no force or effect.

23.2 Determination of Option Rent. The Base Rent payable hereunder for each [****] period during the Extension Period shall be the amount set forth in the definition of Base Rent in Section 1.1 of this Lease.

[Balance of Page Intentionally Left Blank]

CONFIDENTIAL TREATMENT REQUESTED UNDER C.F.R. SECTIONS 200.80(b)(4), 200.83 AND 230.406. [****] INDICATES OMITTED MATERIAL THAT IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST FILED SEPARATELY WITH THE COMMISSION. THE OMITTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE COMMISSION.

EXECUTED as an instrument under seal as of the date first set forth above.

LANDLORD:

Middlesex Billerica 749 LLC

By:	/s/ Bob Flynn
Name:	Bob Flynn
Title:	Manager

TENANT:

RainDance Technologies, Inc.

By:	/s/ S. Roopom Banerjee
Name:	S. Roopom Banerjee
Title:	President and CEO

CONFIDENTIAL TREATMENT REQUESTED UNDER C.F.R. SECTIONS 200.80(b)(4), 200.83 AND 230.406. [****] INDICATES OMITTED MATERIAL THAT IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST FILED SEPARATELY WITH THE COMMISSION. THE OMITTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE COMMISSION.

EXHIBIT A

DESCRIPTION OF THE LAND

The description is the one contained in the deed attached hereto.

CONFIDENTIAL TREATMENT REQUESTED UNDER C.F.R. SECTIONS 200.80(b)(4), 200.83 AND 230.406. [****] INDICATES OMITTED MATERIAL THAT IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST FILED SEPARATELY WITH THE COMMISSION. THE OMITTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE COMMISSION.

B 0 8 2 1 1 P 2 3 3

Property Address:
749 Middlesex Turnpike
Billerica, Massachusetts

Property Address: 749 Middlesex Turnpike Billerica MA

QUITCLAIM DEED

PRINCIPAL MUTUAL LIFE INSURANCE COMPANY, an Iowa corporation, having a usual place of business at 711 High Street, Des Moines, Iowa 50392 ("Grantor"), for consideration of One Million Seven Hundred Twenty-five Thousand and 00/100 Dollars ($1,725,000.00), GRANTS to WELCH FOODS INC., A COOPERATIVE, a Michigan agricultural cooperative corporation, whose address is 3 Concord Farms, 555 Virginia Road, Concord, Massachusetts 01742-9101 ("Grantee"), with QUITCLAIM COVENANTS, all their right, title and interest in and to the following described premises:

The land with the buildings and other improvements thereon in Billerica, Middlesex County, Massachusetts situated on the Northwesterly corner of Middlesex Turnpike and Manning Road, shown as Lot 1A on a plan entitled "Plan of Land in Billerica, Massachusetts, Prepared for The 128 Trust, Scale: 1 inch = 100 feet, February 1973, Emmons, Fleming & Bienvenu, Inc." recorded with Middlesex North Registry of Deeds as Plan 159 in Book of Plans 116, bounded and described according to said plan as follows:

NORTHEASTERLY	by said Middlesex Turnpike, 731.93 feet;
EASTERLY	by a curved line forming the intersection of said Middlesex Turnpike and Manning Road, having a radius of 76.45 feet, 101.74 feet;
SOUTHEASTERLY	by said Manning Road, 300.33 feet;
SOUTHWESTERLY	by Lot 1B on said plan, 816.13 feet; and
NORTHWESTERLY and NORTHERLY	by various owners as shown on said plan, by several lines measuring respectively, 26.54 feet, 64.91 feet, 105.32 feet, 77.32 feet and 90.50 feet.

Said Lot 1A contains 6.60 acres, according to said plan.

Said parcel is conveyed subject to easements, restrictions and agreements of record insofar as the same are in force and applicable.

For reference to title see Quitclaim Deed to Grantee from Rodger P. Nordblom, Peter C. Nordblom, George Macomber and John D. Macomber as Trustees of Route 3 Associates under Declaration of Trust dated March 2, 1961, filed for registration with Middlesex South Registry District of the Land Court as Document No. 364979 as amended of record by Document No. 620509 filed with said Land Court Registry District as noted on Certificate of Title No.

JOHN A. MAHANEY, ESQ.
OLD REPUBLIC NATIONAL TITLE
THREE CENTER PLAZA
BOSTON, MA 02108

CONFIDENTIAL TREATMENT REQUESTED UNDER C.F.R. SECTIONS 200.80(b)(4), 200.83 AND 230.406. [****] INDICATES OMITTED MATERIAL THAT IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST FILED SEPARATELY WITH THE COMMISSION. THE OMITTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE COMMISSION.

B08211 P234

-2-

104271 in Registration Book 651, page 121; said Deed is recorded with Middlesex North District Registry of Deeds at Book 07414 page 122.

This conveyance is not a sale of all or substantially all of the assets of Principal Mutual Life Insurance Company within the Commonwealth of Massachusetts.

WITNESS the execution hereof as a sealed instrument as of the 10th day of September, 1996.

PRINCIPAL MUTUAL LIFE INSURANCE COMPANY, an Iowa corporation

By: [signature]
Its:
Hereby Duly Authorized

By: [signature]
Its:
Hereby Duly Authorized

09/11/96

TAX 7866.00
CHECK 7866.00

EXCISE TAX

LP:kvz:s:sec928:quitclm
9/5/96

CONFIDENTIAL TREATMENT REQUESTED UNDER C.F.R. SECTIONS 200.80(b)(4), 200.83 AND 230.406. [****] INDICATES OMITTED MATERIAL THAT IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST FILED SEPARATELY WITH THE COMMISSION. THE OMITTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE COMMISSION.

B08211 P235

STATE OF IOWA )
)
COUNTY OF POLK )

On this 9th day of September, 1996, before me, a Notary Public in and for said County, personally appeared Ronald B. Franklin and Brad Benson to me personally known to be the identical persons whose names are subscribed to the instrument, who being each by me duly sworn did say that they are the Director, Commercial Real Estate Closing/Loan Administration and Assistant Director, Commercial Real Estate, respectively, of PRINCIPAL MUTUAL LIFE INSURANCE COMPANY, an Iowa corporation, and that the seal affixed to the said instrument is the seal of said corporation, and that said instrument was signed and sealed on behalf of the said corporation by authority of its Board of Directors, and the aforesaid officers each acknowledged the execution of said instrument to be the voluntary act and deed of said corporation, by it and by each of them voluntarily executed.

Sharon E. Rodeak
Notary Public in and for Polk County Iowa

[illegible notary seal]

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EXHIBIT A-1

PLAN OF THE PROPERTY (a/k/a the PREMISES)

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MAP 96 LOT 157 (LOCUS)
LOCUS PLAN SCALE: 1"=500'
PLAN REFERENCES
LEGEND
EXCEPTIONS
MANNING (PUBLIC ~ 50 FT. WIDE) ROAD
MIDDLESEX (COUNTY LAYOUT ~ 66 FT. WIDE) TURNPIKE
GREAT ELM ROAD
1 STORY BRICK # 749
AREA = 287,374 S.F. 6.60 Acres
100 FT. FRONT SETBACK LINE
35 FT. SIDE SETBACK LINE
ZONING INFORMATION
1 INCH = 40 FT.
R.E. Cameron & Associates, Inc.
ALTA/ACSM LAND TITLE SURVEY 749 MIDDLESEX TURNPIKE BILLERICA, MASSACHUSETTS
2427

CONFIDENTIAL TREATMENT REQUESTED UNDER C.F.R. SECTIONS 200.80(b)(4), 200.83 AND 230.406. [****] INDICATES OMITTED MATERIAL THAT IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST FILED SEPARATELY WITH THE COMMISSION. THE OMITTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE COMMISSION.

EXHIBIT B

RULES AND REGULATIONS

1. The water and wash closets and other plumbing fixtures shall not be used for any purpose other than those for which they were constructed, and no sweeping rubbish, rags, or other substances shall be thrown therein. All damages resulting from any misuse of the fixtures shall be borne by the Tenant.

2. No animals of any kind (except seeing eye dogs) shall be brought into or kept in or about the Premises. No cooking shall be done or permitted by Tenant on the Premises except in conformity to Legal Requirements and then only in the utility kitchen, if any, as set forth in Tenant’s layout. No tenant shall cause or permit any unusual or objectionable odors to be produced upon or emanate from any premises.

3. Tenant shall not make, or permit to be made, any unseemly or disturbing noises or disturb or interfere with occupants of the neighboring buildings or premises or those having business with them.

4. Reserved.

5. No additional locks or bolts of any kind shall be placed upon any of the doors windows by Tenant, nor shall any changes be made in existing locks or the mechanism thereof, without the prior written approval of the Landlord and unless and until a duplicate key is delivered to Landlord. Tenant must, upon the termination of its tenancy, restore to the Landlord all keys of stores, offices and toilet rooms, either furnished to, or otherwise procured by, Tenant, and in the event of the loss of any keys, so furnished, Tenant shall pay to Landlord the cost of replacement thereof.

6. Tenant, before closing and leaving the Premises at any time, shall see that all entrance doors are locked and all windows closed.

7. If the Premises become infested with vermin, then Tenant, at its sole cost and expense shall cause the Premises to be exterminated, from time to time, to the satisfaction of Landlord, and shall employ such exterminators therefore as shall be approved by Landlord.

Whenever and to the extent that the above rules conflict with any of the rights or obligations of Tenant pursuant to the provisions of this Lease, the provisions of this Lease shall govern.

CONFIDENTIAL TREATMENT REQUESTED UNDER C.F.R. SECTIONS 200.80(b)(4), 200.83 AND 230.406. [****] INDICATES OMITTED MATERIAL THAT IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST FILED SEPARATELY WITH THE COMMISSION. THE OMITTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE COMMISSION.

EXHIBIT C

FORM OF LETTER OF CREDIT

CONFIDENTIAL TREATMENT REQUESTED UNDER C.F.R. SECTIONS 200.80(b)(4), 200.83 AND 230.406. [****] INDICATES OMITTED MATERIAL THAT IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST FILED SEPARATELY WITH THE COMMISSION. THE OMITTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE COMMISSION.

STANDBY LETTER OF CREDIT DRAFT

Irrevocable Standby Letter of Credit No.

Date:

Beneficiary:

as “Landlord”

Applicant:

as “Tenant”

Amount: US $            (            )

Expiration Date:

Location: At our counters in             ,

Dear Sir/Madam:

We hereby establish our irrevocable, unconditional, transferable Standby Letter of Credit No.         in your favor and effective immediately, available by your drafts drawn on us at sight and accompanied by the following documents:

1.	The original of this Letter of Credit and all amendment(s), if any.

2.	A dated statement signed by a purportedly authorized officer of the beneficiary, or of any entity acting as agent for the beneficiary, stating:

A.	“The amount represents funds due and owing to us as a result of the applicant’s failure to comply with one or more of the terms of that certain lease by and between , as Landlord, and , as Tenant

or

B.	“[name of Landlord hereby certifies that it has received notice from Bank that the Letter of Credit No. will not be renewed, and that it has not received a replacement of this Letter of Credit from satisfactory to [name of Landlord] at least thirty (30) days prior to the then current expiration date of the Letter of Credit.”

CONFIDENTIAL TREATMENT REQUESTED UNDER C.F.R. SECTIONS 200.80(b)(4), 200.83 AND 230.406. [****] INDICATES OMITTED MATERIAL THAT IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST FILED SEPARATELY WITH THE COMMISSION. THE OMITTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE COMMISSION.

Draft(s) and documents must indicate the number and date of this Letter of Credit. Partial draws are allowed.

This Letter of Credit shall be automatically extended for an additional period of one year, without amendment, from the present or each future expiration date unless at least sixty (60) days prior to the then current expiration date we notify you and the applicant by certified mail or overnight courier service, proof of receipt requested, at the above address that this Letter of Credit will not be extended beyond the current expiration date. In no event shall this Letter of Credit be automatically extended beyond the date that is sixty (60) days after the expiration of the Lease.

This Letter of Credit shall be transferred in its entirety by the issuing bank upon our receipt of the attached “Exhibit A” duly completed and executed by the beneficiary and accompanied by the original Letter of Credit and all amendments, if any.

We hereby agree with the drawers, endorsers and bonafide holders that the drafts drawn under and in accordance with the terms and conditions of this Letter of Credit shall be duly honored upon presentation to the drawee, if negotiated on or before the expiration date of this credit.

This Letter of Credit is subject to the International Standby Practices (ISP98), the International Chamber of Commerce, Publication No. 590.

Authorized Signature

CONFIDENTIAL TREATMENT REQUESTED UNDER C.F.R. SECTIONS 200.80(b)(4), 200.83 AND 230.406. [****] INDICATES OMITTED MATERIAL THAT IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST FILED SEPARATELY WITH THE COMMISSION. THE OMITTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE COMMISSION.

EXHIBIT “A” to Letter of Credit

Date:

To:                                      Bank

Re: Standby Letter of Credit
No. Issued By
Attn:	Bank
L/C Account:

Gentlemen:

For value received, the undersigned beneficiary hereby irrevocably transfers to:

(Name of Transferee)

(Address)

(hereafter, “Transferee”) all rights of the undersigned beneficiary to draw under the above Letter of Credit in its entirety.

By this transfer, all rights of the undersigned beneficiary in such Letter of Credit are transferred to the Transferee. Transferee shall have the sole rights as beneficiary thereof, including sole rights relating to any amendments, whether increases or extensions or other amendments, and whether now existing or hereafter made. All amendments are to be advised direct to the transferee without necessity of any consent of or notice to the undersigned beneficiary.

The original of such Letter of Credit is returned herewith, and we ask you to endorse the transfer on the reverse thereof, and forward it directly to the transferee with your customary notice of transfer.

Sincerely,

[BENEFICIARY’S NAME]

By:
Name:
Title:
Duly Authorized

[NAME OF BANK]

By:
Name:
Title:
Duly Authorized

CONFIDENTIAL TREATMENT REQUESTED UNDER C.F.R. SECTIONS 200.80(b)(4), 200.83 AND 230.406. [****] INDICATES OMITTED MATERIAL THAT IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST FILED SEPARATELY WITH THE COMMISSION. THE OMITTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE COMMISSION.